UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant x                     Filed by a Party other than the Registrant ¨

Check the appropriate box:

--	Preliminary Proxy Statement

--	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

x	Definitive Proxy Statement

--	Definitive Additional Materials

--	Soliciting Material Pursuant to § 240.14a-12

SOTHEBY’S

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOTHEBY’S

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 8, 2013

To the Stockholders of

SOTHEBY ’S

The Annual Meeting of Stockholders of SOTHEBY’S (the “Company”) will be held on Wednesday, May 8, 2013, at the Company’s offices located at 1334 York Avenue, New York, New York, at 11:00 a.m., local time, for the following purposes:

1. Election of eleven (11) directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013;

3. Approval of the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan;

4. Advisory vote on executive compensation; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 13, 2013 as the record date for determining the stockholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

    By Order of the Board of Directors

    WILLIAM F. RUPRECHT, Chairman

New York, New York

March 26, 2013

STOCKHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO VOTE BY TELEPHONE OR BY INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS IN THE NOTICE MAILED TO STOCKHOLDERS OR BY PROXY CARD IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

SOTHEBY’S

1334 York Avenue

New York, New York 10021

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2013

ANNUAL MEETING AND RELATED INFORMATION

What is the purpose of the Annual Meeting?

At the Sotheby’s (the “Company”) 2013 Annual Meeting of Stockholders (including any adjournment or postponement, the “Annual Meeting”), stockholders will consider and vote upon:

•	The election of eleven (11) directors (“Proposal 1”).

•	A proposal to approve the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (“Proposal 2”).

•	A proposal to approve the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan (“Proposal 3”).

•	A proposal to approve, in an advisory vote, the compensation of the Company’s named executive officers, or NEOs, as disclosed in this proxy statement. (“Proposal 4”).

This proxy statement is being made available to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company, for use at the Annual Meeting to be held for the purposes described in the accompanying Notice of Annual Meeting.

Why have I received a notice in the mail indicating the Internet availability of this Proxy Statement and the accompanying materials instead of a paper copy of those materials?

A Securities and Exchange Commission rule permits the Company to make its proxy materials available over the Internet to its stockholders. The proxy materials consist of:

•	The Notice of Annual Meeting;

•	This Proxy Statement; and

•	The Company’s 2012 Annual Report, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

To take advantage of this rule, the Company has mailed you a notice of the posting of the proxy materials on the Internet (the “Access Notice”) to its stockholders. The Access Notice contains instructions regarding how to vote your shares, including a control number that you will need in order to vote.

The Company expects to mail the Access Notice and post the proxy materials on the Internet at: http://investor.shareholder.com/bid/proxy.cfm on or about March 26, 2013.

I would like to receive copies of this year’s proxy materials in paper form by mail or by email. How do I inform the Company?

The Access Notice contains several ways to inform the Company of your preference.

May I choose to receive future years’ proxy materials in paper form by mail or by email?

Yes. The Access Notice also provides instructions on how to make this request.

Who is entitled to vote?

Stockholders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on March 13, 2013 (the “Record Date”). At the close of business on the Record Date, 68,222,633 shares of the Company’s common stock, sometimes referred to in this proxy statement as “shares,” were outstanding. Each share of the Company’s common stock is entitled to one vote.

Who can attend the Annual Meeting?

Only stockholders who owned Sotheby’s common stock as of the Record Date, or their duly appointed proxies, will be entitled to attend the Annual Meeting. If you hold your shares through a broker, bank or other holder of record, you will not be admitted to the Meeting unless you bring a copy of a statement (such as a brokerage statement) from your broker, bank or other holder of record reflecting your stock ownership as of the Record Date. Additionally, in order to be admitted to the Annual Meeting, all stockholders must bring a driver’s license, passport or other form of government-issued identification to verify their identities.

How do I vote my shares?

As indicated in the Access Notice mailed to you, you may vote your shares by telephone, Internet or, if you choose to receive the proxy materials in paper form, by proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

What is the effect of my voting by telephone, the Internet, or completing and returning the proxy card?

A valid proxy from a stockholder will be voted as specified in each proxy card at the Annual Meeting. Any stockholder giving a proxy by telephone, the Internet or by completing and returning a proxy card retains the power to revoke the proxy by written notice to the Secretary of the Company, addressed to the Secretary, Sotheby’s, 1334 York Avenue, New York, New York 10021, at any time prior to its exercise by the individual who is receiving your proxy.

How will my shares be voted by the proxies?

Unless a stockholder provides contrary instructions when voting, all shares represented by valid proxies or proxy cards received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposals 1, 2, 3, and 4. The Company knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of William F. Ruprecht and William S. Sheridan, the persons named in the proxy card to whom you are granting your proxy, to vote in accordance with their judgment on such matters.

Can I vote in person at the Annual Meeting?

Yes. Please note, however, that attendance at the Annual Meeting alone will not result in the revocation of your proxy unless you affirmatively indicate at the Annual Meeting that you intend to vote your shares in person.

What constitutes a “quorum” for the transaction of business at the Annual Meeting?

The holders of the number of shares possessing a majority of the shares that could be cast by the holders of all outstanding shares of the Company’s capital stock entitled to vote at the Annual Meeting, present in person or by proxy, constitute a quorum for the Annual Meeting.

How many votes are needed to approve a Proposal?

The Company requires election of its directors by majority vote (Proposal 1). In order for a nominee to be elected, the number of shares voted “FOR” a nominee’s election must exceed 50% of the number of votes cast with respect to the nominee’s election. Any incumbent director who fails to receive greater than 50% of the number of votes cast must promptly offer his or her resignation to the Board of Directors. Whether the resignation is accepted will depend in part on the recommendation of the Board’s Nominating and Corporate Governance Committee and, ultimately, the determination of the Board itself. The approval of Proposals 2, 3, and 4 each requires the affirmative vote of a majority of the votes that could be cast by the stockholders present in person or represented by proxy and entitled to vote. While the result of Proposal 4 is not binding on the Company, the Board will consider the outcome of that vote in making future determinations regarding the subject matter of that proposal.

Abstentions and broker non-votes are counted in determining the presence of a quorum. A broker non-vote means, with respect to a particular proposal, that the broker or nominee did not receive specific instructions from the beneficial owner concerning how to vote. New York Stock Exchange rules do not permit a broker to vote shares on certain matters without receiving specific instructions from the beneficial owner. Except for Proposal 2, brokers must receive specific instructions from the beneficial owner in order to vote the beneficial owner’s shares. Broker non-votes are not counted as votes cast on any matter to which they relate and will have no effect on the outcome of any matter. Abstentions will have the effect of a vote against a matter.

FORWARD LOOKING STATEMENTS

This proxy statement contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a non-exclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward looking statements, please refer to the “Risk Factors” section of Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Those factors are not ranked in any particular order.

ANNUAL REPORT

STOCKHOLDERS MAY WITHOUT CHARGE REQUEST A COPY OF THE COMPANY’S 2012 ANNUAL REPORT, WHICH INCLUDES THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2012, BY WRITING TO: INVESTOR RELATIONS, 1334 YORK AVENUE, NEW YORK, NEW YORK 10021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2013

The Notice of Annual Meeting, this Proxy Statement, the 2012 Annual Report to Stockholders and the Proxy Card are available at the following website address:

http://investor.shareholder.com/bid/proxy.cfm

PROPOSAL 1—ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) and the Board are recommending that eleven (11) incumbent directors of the Board be elected at the Annual Meeting. On March 8, 2013, Michael Blakenham informed Chairman of the Board William F. Ruprecht of his intention to retire as a director of Sotheby’s at the end of his current term and not to stand for re-election at the Annual Meeting. The Board of Sotheby’s has no immediate plans to fill the vacancy that will be created by Michael Blakenham’s retirement. The Company’s stockholders elect directors by majority vote. In order for a nominee to be elected, the number of shares voted “FOR” a nominee’s election must exceed 50% of the number of votes cast with respect to the nominee’s election. Any incumbent director who fails to receive greater than 50% of the number of votes cast must promptly offer his or her resignation to the Board of Directors. Whether the resignation is accepted will depend in part on the recommendation of the Board’s Nominating and Corporate Governance Committee and, ultimately, the determination of the Board itself. Directors serve until the next annual meeting and until their respective successors have been elected and qualified.

Director and Director Nominee Biographies and Qualifications

The shares represented by your Proxy, if given and unless otherwise specified, will be voted by the persons named as proxies for the election of the following individuals nominated by the Board of Directors. The principal occupation and certain other biographical information regarding each nominee are also set forth below.

At the conclusion of each individual’s biographical information is a list of the specific experience, qualifications, attributes or skills that, in the opinion of the Nominating and Corporate Governance Committee, qualify that nominee to serve as a director of the Company.

Name	Age	Year First Elected A Director
John M. Angelo	71	2007
Steven B. Dodge	67	2012
The Duke of Devonshire	68	1994
Daniel Meyer	55	2011
Allen Questrom	73	2005
William F. Ruprecht	57	2000
Marsha E. Simms	60	2011
Michael I. Sovern	81	2000
Robert S. Taubman	59	2000
Diana L. Taylor	58	2007
Dennis M. Weibling	61	2006

John M. Angelo

Mr. Angelo became a director of the Company in April 2007. Since 1988, he has served as the Chief Executive Officer of Angelo, Gordon & Company, a privately-held registered investment advisor dedicated to alternative investing, of which he is a co-founder and for which he oversees all fund management. Between 1970 and 1988, Mr. Angelo served in a number of positions with L.F. Rothschild & Company, the last of which was as Senior Managing Director and a member of its Board of Directors.

Mr. Angelo’s qualifications for service on the Company’s Board include (i) extensive capital markets expertise; (ii) relationships with buyers and sellers of art; and (iii) experience as a committed art collector.

Steven B. Dodge

Mr. Dodge rejoined the Board in 2012, having previously served as a director of the Company from August 2000 to May 2007. He is the principal of a private real estate development company, Windover Development LLC. Over the past 35 years, Mr. Dodge has founded, led and been a major shareholder of several major public and private communications companies. Until February 2004, he served as the Chairman of the Board of Directors of American Tower Corporation, an owner and operator of broadcast and communications towers throughout the United States, and as President and Chief Executive

Officer of that company until October 2003. Mr. Dodge had served in those positions since that company’s formation in July 1995. In 1988, he founded American RadioSystems Corporation, a public company with radio stations in leading United States markets, and led the Company as Chief Executive Officer until its 1998 merger with CBS Radio. In 1978, Mr. Dodge founded American CableSystems Corporation, serving as its Chief Executive Officer until its sale in 1988.

Mr. Dodge’s qualifications for service on the Board include (i) extensive familiarity with Sotheby’s business as a prior long-serving member of the Sotheby’s Board and as Chairman of its Audit Committee; (ii) his entrepreneurial skill as evidenced by his founding and serving as chief executive officer of several major companies; and (iii) prior service as a director of several other public companies, including Citizen’s Financial Group, Nextel Partners, American Media, and PageNet.

The Duke of Devonshire

The Duke of Devonshire KCVO, CBE, formerly Marquess of Hartington, became a director of the Company in September 1994 and assumed the role of Deputy Chairman of the Company in April 1996. In March 2008, he was appointed Chancellor of the University of Derby, England. In 2007, the Duke became a Trustee of the Wallace Collection, a major London fine arts museum, and a Trustee of the Storm King Arts Center in New York. Since October 2012, he has served as a Trustee of Derby Museums and, from 2006 to October 2012, he served as a Trustee of the Sheffield Galleries & Museums Trust. The Duke was a Trustee of Ascot Racecourse from 1982—2011 and held the posts of Chairman (1997-2008) and Her Majesty’s Representative (1997-2011). In 1997, he was made a Commander of the British Empire (CBE) for “services to horseracing”. The Duke was knighted in the New Year’s Honours List (January 2009), being awarded a KCVO (Knight Commander of the Royal Victorian Order) for service to the Crown. The Duke of Devonshire assists in the management of family estates in England, including Chatsworth, and in Ireland as well as of The Devonshire Arms (Bolton Abbey) Limited, which operates three luxury hotels in England. He also oversees the Devonshire Collection, a world-renowned private art collection.

The Duke of Devonshire’s qualifications for service on the Company’s Board include (i) service as a trustee of numerous museums and arts organizations, such as the Wallace Collection and the Sheffield Galleries & Museums Trust; (ii) experience as a collector of important and historic works of art; and (iii) his role in administering high profile organizations with a strong client care element, including the Ascot Racecourse.

Daniel Meyer

Mr. Meyer became a director of the Company in May 2011 and has been the President of Union Square Hospitality Group, or USHG, since 1996. USHG owns and operates a number of restaurants including Union Square Cafe, Gramercy Tavern, Blue Smoke, Shake Shack, The Modern, Maialino, Untitled, and North End Grill, which have been featured in the Michelin Guide, The New York Times and Zagat Surveys. He has served as a director of OpenTable.com, a public company in the business of online restaurant reservations, since 2000. Mr. Meyer is currently a member of the board of directors of the following not-for-profit organizations: Share Our Strength, City Harvest, and the Irving Harris Foundation. He is also a member of the executive committees of the Madison Square Park Conservancy, Union Square Partnership and NYC & Co.

Mr. Meyer’s qualifications for service on the Company’s Board include (i) long-term business and entrepreneurial experience; (ii) strong connections and name recognition in the critical New York market; (iii) a leading expert in hospitality, client service and the development of a service culture; and (iv) service as a director of another public company and on several non-profit boards.

Allen Questrom

Mr. Questrom became a director of the Company in December 2004. Currently, Mr. Questrom is a Senior Advisor for Lee Equity Partners, a member of the Board of Directors of Foot Locker, Inc., and a member of the Board of Directors of the Glazer Family of Companies. He is also on the Board of Advisors of the Robin Report, a knowledge-based information and consulting business providing insight into various consumer products industries, and a Trustee of Boston University. From 2000 to December 2004, he was the Chairman and Chief Executive Officer of J.C. Penney Company. Between May 1999 and January 2001, Mr. Questrom served as Chairman of the Board of Barneys New York, Inc., a fashion retailer, and between May 1999 and September 2000, as Chief Executive Officer and President of that company. Previously, he was Chairman and Chief Executive Officer of Neiman Marcus and also served as Chairman and Chief Executive Officer of Federated Department Stores, Inc. (now Macy’s) from February 1990 through May 1997. Mr. Questrom served until 2010 as a director of Wal Mart Stores, Inc. and as non-executive Chairman of Deb Shops, Inc.

Mr. Questrom’s qualifications for service on the Company’s Board include (i) extensive marketing and retailing experience, as evidenced by his positions with well-known retailers including J.C. Penney and Barneys; (ii) service on a number of major public company boards; and (iii) significant financial skills with extensive audit committee experience.

William F. Ruprecht

Mr. Ruprecht became a director and the President and Chief Executive Officer of the Company in February 2000 and was elected Chairman of the Board of the Company in December 2012. He previously served as Executive Vice President of the Company and Managing Director of Sotheby’s North and South America from February 1994 until February 2000. From 1992 to February 1994, he served as Director of Marketing for the Company worldwide and also oversaw a number of specialist departments. From 1986 to 1992, Mr. Ruprecht served as Director of Marketing for Sotheby’s, Inc. In March 2012, he was elected to the Board of Directors of The Bessemer Group, Incorporated, a private bank holding company, as well as to the boards of its principal U.S. bank and trust company subsidiaries, Bessemer Trust Company, Bessemer Trust Company, N. A., and Bessemer Trust Company of Florida. In 2008, Mr. Ruprecht became a Trustee of the University of Vermont and, from 2007 to 2009, he served as a Trustee of The Historical Society of the Town of Greenwich, Connecticut.

Mr. Ruprecht’s qualifications for service on the Company’s Board include (i) over 30 years of experience in the art auction business; (ii) over twelve years’ service as Chief Executive Officer of the Company; (iii) his strategic understanding of Sotheby’s clients and what drives their loyalty to the firm; and (iv) invaluable institutional memory resulting from his longtime service with the Company in many roles.

Marsha E. Simms

Ms. Simms became a director of the Company in May 2011, having served as a partner of the international law firm Weil, Gotshal & Manges LLP until her retirement during 2010. She practiced in the firm’s Corporate Department, primarily in bank finance and corporate debt restructuring, and has over 30 years’ experience negotiating financings and restructurings for major corporations, including Sotheby’s. Ms. Simms was recognized as a leading lawyer in the banking and finance field by Chambers Global and Chambers USA and was named as one of America’s Top Black Lawyers by Black Enterprise Magazine. She served as the Content Officer for the Business Law Section of the American Bar Association in 2011 and was the recipient of the 2010 Jean Allard Glass Cutter Award, given by the Business Law Section to a woman who has cut through barriers to attain high accomplishment in business law. She is a trustee of the Rockefeller Brothers Fund, a philanthropic organization, where she chairs the audit committee, and a life trustee of WNET, New York’s public television station, where she chaired the audit committee and is a member of the audit, finance and education committees.

Ms. Simms’ qualifications for service on the Company’s Board include (i) substantial legal and financial skills; (ii) knowledge of the Company’s business and finances as a result of her representation of the Company in numerous corporate finance transactions; and (iii) governance background attained from service on non-profit boards and committees.

Michael I. Sovern

Mr. Sovern became a director of the Company in February 2000 and served as Chairman of the Board of the Company from February 2000 until December 2012. He is currently President Emeritus and the Chancellor Kent Professor of Law of Columbia University. Since 1960, he has been a professor of law at Columbia University and served as the President of Columbia University from 1980 until 1993. Mr. Sovern served as a member of the Board of Directors of Comcast Corporation until May 2011 and served as a director of Sequa Corp. until December 2007. He has also served as a director of, among other companies, AT&T and Pfizer. Mr. Sovern has served as the President of the Shubert Foundation since 1996 and is the Honorary Chairman of the Japan Society and the Chairman Emeritus of the American Academy in Rome.

Mr. Sovern’s qualifications for service on the Company’s Board include (i) financial and operating experience as the leader of a major research university; (ii) human resources experience as a result of acting as a labor arbitrator and related activities; (iii) his legal background; and (iv) business experience as a director of major public companies.

Robert S. Taubman

Mr. Taubman became a director of the Company in August 2000. He is Chairman, President and Chief Executive Officer of Taubman Centers, Inc. Mr. Taubman joined the Taubman organization in 1976, was elected Executive Vice President in 1984, Chief Operating Officer in 1988, President and Chief Executive Officer in 1990 and Chairman in 2001. He has headed Taubman Centers and served on its Board of Directors since the company’s initial public offering in 1992. Mr. Taubman is a member of the board of directors of Comerica Incorporated. He is Chairman of the Real Estate Roundtable in Washington, D.C., a trustee of the Urban Land Institute (ULI) and on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). He is on the Board of Directors of Business Leaders of Michigan. Mr. Taubman is the founding chairman of ULI’s Detroit Regional District Council and a member and past trustee of the International Council of Shopping Centers. Mr. Taubman serves as a member of the Board of Directors of Beaumont Hospitals, a trustee of the Skillman Foundation, where he is Chairman of the Investment Committee, and a trustee of the Cranbrook Educational Community, where he is chairman of the audit committee. He is a member of the Board of Directors of SEMCOG (Southeastern Michigan Council of Governments).

Mr. Taubman’s qualifications for service on the Company’s Board include (i) sitting Chief Executive Officer of a major public company, providing critical governance and compensation insight to the Board; (ii) service as a director of a major public domestic bank; and (iii) extensive knowledge of Sotheby’s history.

Diana L. Taylor

Ms. Taylor became a director of the Company in April 2007. In April 2007, she joined Wolfensohn & Co., an investment banking firm, as Managing Director. From June 2003 to March 2007, Ms. Taylor served as Superintendent of Banks for the State of New York, a position to which she was appointed by Governor George Pataki. Prior to her appointment, she held a number of senior government and private sector positions, including Chief Financial Officer of the Long Island Power Authority and Vice President of KeySpan Energy. From 1980 to 1996, Ms. Taylor was an investment banker. She worked at Smith Barney, Harris Upham; Lehman Brothers and Donaldson Lufkin & Jenrette before joining M.R. Beal & Co. as a founding partner. She is a director of Citigroup and Brookfield Asset Management. In 2009, she also served briefly as a director of Fannie Mae and Allianz Global Investors. She was required to leave both boards when she was nominated to become a director of Citigroup. Ms. Taylor serves on several not-for-profit boards, including ACCION International, the New York Women’s Foundation, the Hudson River Park Trust, and the YMCA of Greater New York, all four of which she chairs, and Dartmouth College, among others. She is a member of the Council on Foreign Relations.

Ms. Taylor’s qualifications for service on the Company’s Board include (i) extensive investment banking experience; (ii) service as chief financial officer of a significant public utility; and (iii) service as Banking Superintendent for the State of New York, providing helpful financial regulatory background for the Company’s art financing activities.

Dennis M. Weibling

Mr. Weibling became a director of the Company in May 2006. Since 2004, he has served as the Managing Director of Rally Capital, LLC, a private equity fund. Mr. Weibling currently serves as a board member of these companies in which Rally Capital has invested: Telecom Transport Management Inc., and Telesphere Networks Ltd. From October 1993 to December 2001, he served as President of Eagle River, Inc. and then as Vice Chairman of Eagle River Investments until November 2003, both being ventures of Craig McCaw. He is also a trustee of the trusts created by the estate of Keith W. McCaw. Beginning in 1999, Mr. Weibling served as a director of Nextel Partners, Inc. and Nextel Communications, Inc. until their respective mergers with Sprint Corporation in 2005 and 2006. Until 2003, he served on the board of XO Communications. Mr. Weibling currently serves as Chairman of the Board of Seattle Pacific University.

Mr. Weibling’s qualifications for service on the Company’s Board include (i) audit committee financial expert with extensive public accounting experience; (ii) service on and chairmanship of numerous audit committees of public and private companies; and (iii) financial and strategic experience as the managing director of a venture capital firm.

The shares represented by each proxy cannot be voted for a greater number of persons than the number of nominees named. It is not contemplated that any of the nominees will be unable or unwilling to serve; however, if any nominee is unable or unwilling to serve, it is intended that the shares represented by the proxy, if given and unless otherwise specified therein, will be voted for a substitute nominee or nominees designated by the Board of Directors.

MANAGEMENT

Executive Officers

Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company (including certain officers of certain principal subsidiaries and divisions) are listed below as well as biographical information for each person, unless that person has been nominated for a director position, in which case such executive officer’s biography is contained under the caption “Proposal 1—Election of Directors”:

Name	Age	Present Title
Susan Alexander	59	Executive Vice President and Worldwide Head of Human Resources
Kevin Ching	56	Chief Executive Officer, Sotheby’s Asia
Andrew P. Gully	56	Senior Vice President, Worldwide Director of Communications
Maarten ten Holder	42	Managing Director, Sotheby’s Americas
Gilbert L. Klemann, II	62	Executive Vice President, Worldwide General Counsel and Secretary
Amelia Middleton	43	Senior Vice President, Worldwide Director of Strategic Marketing
Jan Prasens	38	Senior Vice President and Managing Director, Sotheby’s Financial Services, Inc.
William F. Ruprecht	57	President and Chief Executive Officer
William S. Sheridan	59	Executive Vice President and Chief Financial Officer
Dr. David Ulmer	56	Senior Vice President and Chief Technology and Strategy Officer
Bruno Vinciguerra	50	Executive Vice President and Chief Operating Officer
Mitchell Zuckerman	66	Executive Vice President, Global Auction Transactions

Ms. Alexander was appointed Executive Vice President and Worldwide Head of Human Resources of the Company in October 2004. From January 1986 to October 2004, she served as Senior Vice President and Worldwide Head of Human Resources of the Company and has been employed by the Company since 1984.

Mr. Ching joined the Company as Chief Executive Officer, Sotheby’s Asia in July 2006 and became a director of Sotheby’s Hong Kong Limited in October 2006. From 1994 until 2006, he served as a board executive director and group legal counsel of Dickson Concepts (International) Limited, a Hong Kong public company, and was responsible for its legal affairs as well as general business development, with special responsibility for China.

Mr. Gully joined the Company in July 2012 as Senior Vice President, Worldwide Director of Communications. From 2009 to June 2012, he served as Senior Vice President for Communications of Brandeis University. From 2007 until 2009, Mr. Gully was the Senior vice President, Managing Director of Corporate Affairs, of Sovereign Bank, which is part of the Santander Group. Before 2007, he spent nearly 30 years in various positions in the newspaper business, including as Managing Editor of the Boston Herald for 11 years.

Mr. ten Holder became Managing Director of Sotheby’s Americas in September 2007. He previously served as Deputy Managing Director of Sotheby’s North America from 2006 to September 2007 and as Deputy Managing Director of Sotheby’s Milan, Italy office between 2002 and 2006. Between 1996 and 2002, Mr. ten Holder held various positions with the Company’s European subsidiaries.

Mr. Klemann joined the Company in February 2008 as Executive Vice President, Worldwide General Counsel and Secretary. Prior to joining the Company, he served as Senior Vice President and General Counsel of Avon Products, Inc. from January 2001 until December 2007. During 2000, he was Of Counsel to the international law firm of Chadbourne & Parke LLP, and, from 1998 to 1999, he was an Executive Vice President of Fortune Brands, Inc. (formerly American Brands, Inc.), with responsibilities that included corporate development, legal and administrative functions. Between 1991 and 1997, Mr. Klemann served as the Senior Vice President and General Counsel of American Brands, Inc. and previously was a partner in Chadbourne & Parke LLP, where he was a member of the Management Committee.

Ms. Middleton was appointed Senior Vice President, Worldwide Director of Strategic Marketing for the Company in 2007. Previously, she served in a number of executive positions with the Company, including Head of International Client Services, Director of Online Auctions for Jewellery, Director of Special Events and Sponsorship Marketing and Director of North American Marketing. Ms. Middleton has been employed with the Company since 1993, except during 1995-1996 when she worked in consulting.

Mr. Prasens became Senior Vice President and Managing Director of Sotheby’s Financial Services in May 2007. Previously, he served as the Treasurer of the Company between 2006 and 2007 and as Assistant Treasurer between 2002 and 2006. Mr. Prasens joined the Company in its Treasury group in 2000.

Mr. Sheridan has been Executive Vice President and Chief Financial Officer of the Company since February 2001, having served as Senior Vice President and Chief Financial Officer of the Company between November 1996 and February 2001. From 1987 until November 1996, Mr. Sheridan was a partner at the accounting and consulting firm of Deloitte & Touche LLP. Mr. Sheridan also serves as a director of Alliance One International, Inc.

Dr. Ulmer became Senior Vice President and Chief Technology and Strategy Officer of the Company in 2006, having previously served as Senior Vice President and Chief Technology Officer since January 2000. In September 2010, he also assumed the Chief Administration Officer role for the Company’s America’s region. He served as Senior Vice President of Information Technology from June 1997 until January 2000.

Mr. Vinciguerra, an Executive Vice President of the Company since January 2007, was appointed to the additional position of Chief Operating Officer of the Company in July 2008. He has served as Director of Global Business Development of the Company since February 2008. From January 2007 to February 2008, Mr. Vinciguerra was the Director of New

Initiatives of the Company. He previously served as the General Manager of Dell Western Europe from 2003 to 2006 and as the General Manager of Dell Southern Europe from 2000 to 2003. From 1998 to 2000, Mr. Vinciguerra was Senior Vice President, Strategic Planning of The Walt Disney Company. From 1994 to 1997, he was a Vice President and Partner of Bain and Co., where he had been employed since 1986.

Mr. Zuckerman has served as Executive Vice President, Global Auction Transactions, of the Company since 2011. He previously served as Chairman of Sotheby’s Financial Services, Inc. from 2007 to 2011. From 1988 to 2007, Mr. Zuckerman was President of Sotheby’s Financial Services, Inc.

CORPORATE GOVERNANCE

Board of Directors Generally

Board of Directors Meetings and Attendance. The Board of Directors of the Company met five times during 2012. Each director attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during the applicable time period.

Annual Meeting Attendance by Directors. With respect to the Annual Meeting, the Company expects all Board members to make every effort to attend but also recognizes that unavoidable scheduling conflicts and special individual circumstances need to be taken into account in applying this policy. All of the current Board members attended the Company’s 2012 Annual Meeting of Stockholders.

Creation of Lead Independent Director Position. In December 2012, Mr. Sovern retired as Chairman of the Board, while continuing as a member of the Board. At that time, the Board unanimously elected Mr. Ruprecht, the Company’s President and Chief Executive Officer, to the additional position of Chairman of the Board. The Board also created the position of Lead Independent Director and unanimously appointed Mr. Dodge to that position. The Board believes that having a Lead Independent Director is consistent with best governance practice. In his position as Lead Independent Director, Mr. Dodge will, among other duties, preside at executive sessions of the non-management directors, serve as a liaison between the Chairman of the Board and the other directors, and assist in shaping Board meeting agendas.

Board Sessions of Non-Management Directors. As required by corporate governance rules of the New York Stock Exchange, Inc. (“NYSE”) on which the Company’s common stock is listed, the non-management directors of the Board of Directors meet at regularly scheduled executive sessions without management. The chairman of these sessions during 2012 was Mr. Sovern, the Company’s Chairman of the Board at the time. Beginning in 2013, Mr. Dodge, as Lead Independent Director, has assumed the role of chairman of these sessions.

Board Committees

Audit Committee

The primary purpose of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its responsibility for the integrity of the Company’s financial reports. In carrying out its purpose, the Committee serves as an independent and objective monitor of the Company’s financial reporting process and internal control systems, including the activities of the Company’s independent registered public accounting firm and internal audit function. The Audit Committee met five times during 2012. Its current members are Mr. Weibling (Chairman), Michael Blakenham, Mr. Questrom, and Ms. Simms.

The Company’s Board of Directors has determined that all members of the Audit Committee are financially literate under applicable NYSE corporate governance rules. In addition, the Board has determined that Dennis M. Weibling meets the definition of “audit committee financial expert” contained in applicable rules of the Securities and Exchange Commission (“SEC”) and also has the requisite financial and accounting expertise required under NYSE rules.

The Audit Committee operates under a charter that conforms to applicable SEC and NYSE rules.

Compensation Committee

Generally. The Compensation Committee undertakes the responsibilities of the Board relating to the compensation of the Company’s employees and, in particular, the compensation of the Company’s Chief Executive Officer and other executive officers. Its prime responsibilities are to review, evaluate and approve the Company’s compensation and other benefit plans, policies and programs. The Compensation Committee operates under a charter that conforms to applicable SEC and NYSE rules. The Compensation Committee met six times during 2012. Its current members are Mr. Taubman (Chairman), Mr. Angelo, Mr. Meyer, and Ms. Taylor.

Determination of Named Executive Officer Compensation. In addition to the Compensation Committee, the Company’s Chairman, President and Chief Executive Officer, William F. Ruprecht, plays a role in recommending and determining the compensation of senior executives, including that of the other NEOs in this proxy statement. In addition, the Company’s Executive Vice President and Worldwide Head of Human Resources, Susan Alexander, makes recommendations regarding senior executive compensation as requested by the Compensation Committee. See “Compensation Discussion and Analysis” below for further information regarding this process.

Use of Outside Compensation Consultants. Since 2007, the Compensation Committee has retained the independent compensation consulting firm, Semler Brossy Consulting Group, LLC, or Semler Brossy, as its primary independent advisor. Semler Brossy regularly provides the Committee with advice and information around key compensation decisions. In 2012, Semler Brossy also advised the Committee on compensation programs, governance trends and risk management practices. From time to time, other compensation consultants also provide advice to the Committee, which may include providing a second opinion or assisting with special projects, though the Compensation Committee did not use other consultants during 2012.

Independence of Outside Compensation Consultant. Pursuant to applicable SEC and NYSE rules and after considering the independence factors required by those rules, the Compensation Committee has determined that no conflicts of interest exist with respect to Semler’s services or activities on the Committee’s behalf. Consequently, the Committee has found Semler Brossyto be independent under those rules.

Compensation Policies and Programs Risk. The Compensation Committee has conducted an analysis of each of the elements of the Company’s compensation policies and programs and has concluded that none of these is reasonably likely to have a material adverse effect on the Company. In making this determination, the Committee took into account various processes in place that serve to mitigate any risk that may be inherent in its compensation practices.

Executive Committee

The Executive Committee considers and takes certain corporate action between regularly scheduled meetings of the Board of Directors. Frequently, the Committee takes action pursuant to the Company’s internal corporate governance rules to approve significant loan and auction consignment transactions. The Committee did not hold actual meetings during 2012. However, after briefing by senior management and informal discussion among Committee members as appropriate, the Committee acted by unanimous written consent ten times during 2012. Its current members are Mr. Ruprecht (Chairman), Mr. Dodge and the Duke of Devonshire. Mr. Sovern served as Chairman of the Executive Committee until December 2012.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees the Board candidate nomination process and Board committee assignments and is responsible for recommending to the Board appropriate Corporate Governance Guidelines applicable to the Company. This Committee also administers and has the power to modify the Company’s Related Party Transactions Policy. The Nominating and Corporate Governance Committee operates under a charter that conforms to applicable SEC and NYSE rules. The Committee met four times during 2012. Its current members are Mr. Dodge (Chairman, since December 2012), Mr. Questrom, Mr. Sovern, and Ms. Taylor. Mr. Sovern served as Chairman of the Nominating and Corporate Governance Committee until December 2012.

The Board Nomination Process and Criteria

The Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become Board members and recommends director nominees to be nominated by the Board to stand for election as directors at each annual meeting of stockholders of the Company and to fill vacancies on the Board. The Committee may retain a search firm to assist it in identifying qualified director candidates.

In making determinations with respect to director nominees, the Committee considers the experience, qualifications, attributes or skills that qualify the nominee to serve as a member of the Board. Among the key attributes that the Committee seeks when evaluating Board candidates are the following:

•	High ethical standards, integrity and sound business judgment

•	Financial or management experience

•	Demonstrated interest or experience in the fine art and collectibles field

•	Independence from management

•	Business development, marketing, or client service experience

The Committee will consider stockholder nominations of appropriate candidates for director in accordance with the attributes outlined above. See “Procedures for Director Nominations by Stockholders” below. The Committee will evaluate such candidates as it does candidates identified by other means.

Board Diversity

While the Company does not have a formal board policy regarding Board diversity, the Company’s Corporate Governance Guidelines provide that the Board selection process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

Finance Committee

The Board created the Finance Committee in order to assist it in fulfilling its responsibility to oversee (i) the financial management of the Company, including oversight of the Company’s capital structure and financing strategies, investment strategies and banking relationships, and (ii) the Company’s plans with respect to possible acquisitions, divestitures or other strategic transactions. The Committee met twice during 2012. Its current members are: Mr. Weibling (Chairman), Mr. Angelo, Mr. Dodge, Mr. Ruprecht, Mr. Taubman, and Ms. Taylor. Mr. Sovern served as a member of the Finance Committee until December 2012.

Board Leadership

In December 2012, Mr. Sovern retired as Chairman of the Board, a position that he held for nearly 13 years. Mr. Sovern remains a Board member and is standing for reelection to the Board as indicated in this proxy statement. At that time, the Board unanimously elected Mr. Ruprecht, the Company’s President and Chief Executive Officer and a Board member, to the additional position of Chairman of the Board. The Board felt that Mr. Ruprecht was uniquely positioned to both manage the complexity of the global business as President and Chief Executive Officer and look beyond the annual business and auction cycles to envision a long-term strategic direction for the Company as the Chairman. In addition, in keeping with the Company’s commitment to superior corporate governance practices, the Board unanimously appointed Mr. Dodge as Lead Independent Director, with responsibilities that include, among other duties, presiding at executive sessions of the non-management directors, serving as a liaison between the Chairman of the Board and the other directors, and assisting in shaping Board meeting agendas. Mr. Dodge will also serve as Chairman of the Nominating and Corporate Governance Committee of the Board. Mr. Dodge’s knowledge of the Company from serving as an independent director of the Company between 2000 and 2007, including as a member of the Executive, Nominating and Corporate Governance and Compensation Committees and as Chairman of the Audit Committee, and leadership experience at other public companies provide him with a strong foundation for serving in these new roles.

Board Role in Risk Oversight

General Procedures

The Board carries out its role in the oversight of risk, risk tolerance, and corporate culture directly and through Board committees. The Board’s direct role includes the consideration of risk in the strategic and operating plans that are presented to the Board by management. It also includes the regular receipt and discussion of reports from Board committees and the periodic receipt and discussion of reports from Company counsel, from the Company’s Compliance Department, from management and from outside financial advisors. Board committees carry out the Board oversight of risk as follows:

•

The Audit Committee considers risk through its oversight of the Company’s financial reporting process, risk management process, legal and regulatory compliance, performance of the independent auditor, internal audit function, financial and disclosure controls and adherence to the Company’s Code of Business Conduct and Ethics.

•

The Compensation Committee reviews and approves the Company’s compensation and other benefit plans, policies and programs and annually documents an assessment of whether any of those plans, policies or programs creates risks that are reasonably likely to have a material adverse effect on the Company.

•

The Executive Committee is empowered to act on behalf of the Board between regularly scheduled Board meetings and in this capacity considers risk in conjunction with the approval of certain transactions, particularly as they relate to art financing and auction consignment matters, under the Company’s internal corporate governance guidelines (see below).

•	The Finance Committee considers risk through its oversight of the Company’s capital structure, financing strategies, investment strategies, banking relationships and strategic investments.

•

The Nominating and Corporate Governance Committee considers risk through its oversight of the adequacy of the Company’s governance structures and reviews and makes determinations regarding significant transactions with affiliates under the Company’s Related Party Transactions Policy.

Board committees receive regular reports from management of matters affecting Company risk. The role of Board committees in risk management oversight is further detailed in their respective charters, copies of which are available on the Company’s website at http://www.sothebys.com/en/inside/corporate-governance.html.

The Board has also addressed risk through the adoption of corporate policies. For many years, the Company has had an internal corporate governance policy adopted by the Board that addresses the delegation of authority within the Sotheby’s organization. The policy addresses all aspects of the Company’s business and establishes the level of approval required for sales activities, credit activities, payments, capital commitments, contracts, finance transactions, acquisitions and dispositions, and compensation related matters. The Board has also adopted a Code of Business Conduct and Ethics, a Related Party Transactions Policy, and a Policy on Trading in Sotheby’s Securities that are designed to ensure that directors, officers and employees of the Company are aware of their ethical responsibilities and avoid conduct that may pose a risk to the organization.

Enterprise Risk Management

The Company has a Risk Steering Committee and a Risk Operating Committee (collectively, the “Risk Committees”) comprised of members of senior management, which are overseen by the Chief Financial Officer who provides regular reports to the Chief Executive Officer on matters related to Enterprise Risk Management. The Risk Committees assist the Board in carrying out the risk management procedures described above under “General Procedures.”

The Risk Steering Committee, which reports to the Board and Audit Committee according to an established reporting schedule, has developed a definition of risk and risk tolerance and meets quarterly to discuss recent developments, assess emerging risks, assign ownership of specific risks to members of management, and evaluate risk mitigation activities, while certain members of the Risk Operating Committee meet more frequently and engage in detailed risk monitoring and mitigation at the operating level. The risks assessed and evaluated by the Risk Committees include, but are not limited to, those related to macroeconomic and geopolitical events, deal making and lending, strategic initiatives, brand and reputation, legal and regulatory compliance, information and physical security, and finance.

Compensation Committee Interlocks and Insider Participation

The directors who served as members of the Compensation Committee during 2012 were: Mr. Angelo, Mr. Meyer, James Murdoch (through May 2012), Mr. Taubman, and Ms. Taylor. None of the members of the Compensation Committee during 2012 had any of the relationships requiring disclosure under this caption nor did any Company executive officer have any of the relationships requiring disclosure under this caption.

Director Independence

Generally. NYSE corporate governance rules require, among other things, that the Board of Directors determine that a majority of a company’s directors are “independent” under those rules. To determine whether a particular director is independent, the Board has examined the various relationships of each director to the Company as required by NYSE rules.

Categorical Standards. As permitted by these rules, the Board has adopted the following categorical standards to identify immaterial relationships with the Company that would not disqualify a director from being deemed independent:

1.	The director has received, or an immediate family member has received, during any twelve month period within the last three years, $100,000 or less in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service, so long as that compensation is not contingent on continued service;

2.	The director or an immediate family member is a partner, shareholder or officer of a law firm or other professional service firm that has received less that $100,000 in fees from the Company in any single fiscal year during the preceding three years;

3.	The Company has made a contribution to a tax exempt organization of which the director or any immediate family member serves as a trustee, director or executive officer and such contributions, for any single fiscal year during the preceding three years, have not exceeded $100,000;

4.	During any single fiscal year within the last three years, the director, an immediate family member, or a company Controlled (as defined below) by any of them was indebted to the Company, or the Company was indebted to any such person, and either the total amount of such indebtedness did not exceed $100,000 or such indebtedness consists of a loan made in the ordinary course of the Company’s art lending business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a director. “Controlled” means a company of which the director or immediate family member beneficially owns a majority of the outstanding voting securities; or

5.	During the last three years, the director or an immediate family member has purchased or sold property through the Company or its affiliates, so long as such purchases or sales were at public auction or in private transactions in the ordinary course of the Company’s business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a director.

For purposes of the foregoing standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. When applying the look-back provisions in these standards, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated will not be deemed to be “immediate family members.”

Board of Directors Independence Determinations. Upon reviewing each director’s and director nominee’s relationships with the Company, after considering all applicable NYSE rules and the stated categorical standards, the Board of Directors has determined that all directors and director nominees other than the Duke of Devonshire and Mr. Ruprecht are independent. The Company pays the Duke of Devonshire an annual consulting fee of £65,000 ($103,012). Under NYSE rules, if the payments to a director (other than for compensation received for serving as a director) exceed $120,000 for any of the three most recent years, the director is disqualified from being deemed independent. The Duke’s annual fee was below the NYSE threshold for each of the last three years. However, NYSE rules require that a company review the total facts and circumstances of a director’s relationship with a company before making an independence determination. The Board considered the following additional relationships in determining that the Duke is not independent: a subsidiary of the

Company has paid to Chatsworth House Trust, of which the Duke is a director, approximately £140,702 ($222,985) for a selling exhibition held at Chatsworth in 2012 and approximately £6,962 ($11,033) to the Chatsworth Settlement Trustees, a trust of which the Duke is a beneficiary, for a 2012 client-related special event. In addition, a Company subsidiary and Chatsworth House Trust entered into an agreement, dated August 14, 2012, but commencing in 2013, to stage two annual exhibitions at Chatsworth for a total fee of £250,000 per calendar year as well as installation and deinstallation costs. This agreement has a five-year term. This arrangement replaces the previous annual selling exhibitions that occurred during 2012 and in prior years that had a revenue sharing component between the parties rather than a flat fee . See “Certain Relationships and Related Party Transactions” below. Mr. Ruprecht is not independent because he is President and Chief Executive Officer of the Company.

Board Committee Independence Determinations. The Board of Directors has determined that each current member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent under applicable SEC and NYSE rules.

Corporate Governance Guidelines

Generally

The Company has adopted Corporate Governance Guidelines concerning director responsibilities, director qualification standards, Board committees, director compensation, director stock ownership guidelines, Board sessions without management, director education and other matters.

Management Succession Planning

The Board of Directors of Sotheby’s is strongly committed to CEO and management succession planning, as evidenced by the following provisions of its Corporate Governance Guidelines:

•	The Board is responsible for developing plans for the succession to the position of CEO, including policies regarding succession in the event of an emergency or the retirement of the CEO.

•	Annually, the CEO shall review with the Board his assessment of the Company’s senior officers and their potential to succeed him or her.

As part of its succession planning role, the Board annually reviews potential succession candidates for the CEO position and for other senior management positions. The CEO and the Executive Vice President and Worldwide Head of Human Resources prepare a report on succession options for key positions and review the report with directors at a Board meeting. This review covers the CEO and principal executive officer positions and other management positions, including regional business heads. The succession planning process involves an understanding of the Company’s business strategy and the responsibilities of the CEO and other management positions reviewed.

Ethical Conduct

For many years, the Company has had compliance policies applicable to all employees. These cover such issues as ethical conduct, conflicts of interest and related party transactions, maintenance of confidentiality of Company and client information, and compliance with laws, including specific policies regarding observing export/import, money laundering, data protection and antitrust laws. The Company has an international Compliance Department led by a Worldwide Director of Compliance with responsibility for regularly providing Compliance Policy training to all employees, auditing compliance with the Compliance Policies and assisting the Company and its employees in interpreting and enforcing the Compliance Policies. To comply with NYSE rules regarding ethical conduct, the Company has incorporated many of these policies in its Code of Business Conduct and Ethics (the “Code”), which is applicable to the Company’s directors, officers and employees.

A copy of the Code is available on the Company’s website, www.sothebys.com.

With respect to any amendment or waiver affecting or granted to its Chief Executive Officer, Chief Financial Officer, other executive officers, and certain other senior financial officers, the Company has chosen to post those amendments and waivers promptly on its website instead of filing a Form 8-K with the SEC when an amendment or waiver occurs. No such amendments or waivers occurred during 2012.

In addition, the Board has adopted a Related Party Transactions Policy to provide a more focused procedure for evaluating potential and existing Company transactions with affiliates such as directors and executive officers. See “Certain Relationships and Related Transactions-Related Party Transactions Policy” below.

Procedures for Director Nominations by Stockholders

A stockholder who desires to recommend a director candidate should forward the candidate’s name and qualifications to the Secretary of the Company at 1334 York Avenue, New York, New York 10021 and must include the information required by Section 1.13 of the Company’s By-Laws, which requires information regarding the recommending stockholder as well as the candidate. In order for a candidate to be eligible for election as a director at the 2014 Annual Meeting of Stockholders, the Secretary must receive the required submission no earlier than February 7, 2014 and no later than March 8, 2014. These time periods are subject to modification if the 2014 Annual Meeting of Stockholders occurs more than 30 days before or more than 60 days after May 8, 2014 as provided in Section 1.13 of the Company’s By-Laws.

Availability of Corporate Governance Documents

Copies of the Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Company’s categorical standards for director independence are available on the Company’s website at:

http://www.sothebys.com/en/inside/corporate-governance.html.

In addition, stockholders may obtain a copy of any of these documents by writing to the Company’s Investor Relations Department at 1334 York Avenue, New York, New York 10021.

Communications with Directors

Stockholders and other interested parties may communicate with the Board of Directors, including the Chairman of the Board and the Lead Independent Director and the other non-management directors, individually or as a group, by sending written communication to the directors c/o the Company’s Worldwide General Counsel, 1334 York Avenue, New York, New York 10021. All such communications will be reviewed by the Worldwide General Counsel, or his designee, to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are solicitations or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Worldwide General Counsel or his designee. The Worldwide General Counsel shall maintain copies of all such communications received and forwarded to the Board of Directors and shall report to the Board on the number and nature of communications not forwarded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information regarding the beneficial ownership of the Company’s common stock as of March 15, 2013, the most recent practicable date for the calculation of the ownership table with respect to the Annual Meeting, by:

•	Each director and director nominee of the Company

•	Each Named Executive Officer of the Company

•	All executive officers and directors of the Company as a group

•	Each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock.

In preparing the table, the Company has relied upon information supplied by such persons and upon information contained in SEC filings.

Determination of Beneficial Ownership

Under applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person beneficially owns shares of common stock if that person directly or indirectly has or shares voting power or investment power with respect to those shares. “Investment power” is the right to sell or otherwise transfer shares of common stock. Except as indicated in the footnotes to the table, the individuals and entities named in the table have sole voting and investment power with respect to all shares of common stock that they own beneficially.

Under applicable Exchange Act rules, a person also beneficially owns shares that the person has the right to acquire within sixty (60) days of the date set for determining that person’s share ownership in a corporation, or the record date. For example, if an individual owns options to acquire 1,000 shares of common stock and those options are or would be exercisable on or before May 14, 2013, that individual is the beneficial owner of 1,000 shares of common stock as of March 15, 2013, the most recent practicable date for calculating the figures appearing in this table, which is within 60 days of the date the options become exercisable. The Company has granted stock options to its NEOs and other participants under its 1997 Stock Option Plan (as amended, the “Stock Option Plan”).

Treatment of Performance Share Units

Performance Share Units (“PSUs”) issued to its Named Executive Officers and other participants under the Company’s Amended and Restated Restricted Stock Unit Plan (the “Restricted Stock Unit Plan”) represent a right to receive one share of common stock upon the lapse of a restriction, which includes continued employment over a period of time and performance vesting criteria. PSUs do not carry voting rights with respect to the shares of common stock that may be received. PSUs may not be transferred. Because the owner of a PSU does not have voting or investment power, the owner is not considered to beneficially own the share of common stock underlying a PSU. For this reason, the beneficial ownership figure in the table below for each NEO does not include the individual’s ownership of PSUs.

For informational purposes, the footnotes to those figures provide the number of PSUs and unvested Stock Options held by that NEO.

Common Stock
Directors, Executive Officers and 5% Stockholders	Number of Shares	Percent of Class
John M. Angelo	414,145 (1)	*
Angelo, Gordon & Co
245 Park Avenue
New York, NY 10167

BlackRock Inc	4,954,696	7.26%
40 East 52nd Street
New York, NY 10022

Michael Blakenham	38,581 (2)	*
Cottage Farm
Little Blakenham
Ipswich, Suffolk IP8 4LZ England

Kevin Ching	30,000 (3)	*
Sotheby’s
Suite 3101-6 One Pacific Place
88 Queensway
Hong Kong

Steven B. Dodge	20,167	*
Windover Development, LLC
3 Elm Street
Manchester, Massachusetts 01944

Duke of Devonshire	54,281 (4)	*
Sotheby’s
34-35 New Bond Street
London, W1 2AA England

Daniel Meyer	4,436 (5)	*
Union Square Hospitality Group
24 Union Square East
New York, New York 10003

Allen Questrom	18,396 (6)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Royce & Associates, LLC	4,832,594	7.08%
745 Fifth Avenue
New York, New York 10151

William F. Ruprecht	177,683 (7)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Common Stock
Directors, Executive Officers and 5% Stockholders	Number of Shares	Percent of Class
William S. Sheridan	30,837 (8)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Marsha E. Simms	4,436 (9)	*
Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

Michael I. Sovern	25,013	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Robert S. Taubman	44,904 (10)	*
200 East Long Lake Road
Bloomfield Hills, Michigan 48304

Diana L. Taylor	15,145 (11)	*
Wolfensohn & Co.
1350 Avenue of the Americas,
29th Floor
New York, New York 10019

The Vanguard Group	3,725,418	5.46%
100 Vanguard Blvd.
Malvern, PA 19355

Bruno Vinciguerra	30,000 (12)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Dennis M. Weibling	40,330 (13)	*
Rally Capital, LLC
2365 Carillon Point
Kirkland, Washington 98033

Mitchell Zuckerman	11,194 (14)	*
Sotheby’s
1334 York Avenue
New York, New York 10021

Directors and Executive Officers as a Group	2,241,467	3.27%

*	Represents less than 1%.

(1)	Consists of 375,000 shares of common stock owned by Mr. Angelo as well as 13,613 deferred stock units (“Deferred Stock Units”) and 532.10 dividend equivalent rights (“Dividend Equivalent Rights”) issued with respect to the Deferred Stock Units owned by him; and 25,000 shares of common stock owned by his wife.

(2)	Consists of 3,305 shares of common stock owned by Michael Blakenham as well as 32,597 Deferred Stock Units and 2,679.40 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by him.

(3)	Consists of 30,000 shares of common stock owned by Mr. Ching. Excludes 33,641 PSUs.

(4)	Consists of 19,005 shares of common stock owned by the Duke of Devonshire as well as 32,597 Deferred Stock Units and 2,679.40 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by him.

(5)	Consists of 4,377 Deferred Stock Units and 58.52 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by Mr. Meyer.

(6)	Consists of 17,442 Deferred Stock Units and 953.98 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by Mr. Questrom.

(7)	Consists of 177,683 shares of common stock owned by Mr. Ruprecht. Excludes 270,697 PSUs.

(8)	Consists of 30,837 shares of common stock owned by Mr. Sheridan. Excludes 43,892 PSUs and 17,500 unvested Stock Options.

(9)	Consists of 4,377 Deferred Stock Units and 58.52 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by Ms. Simms

(10)	Consists of 12,821 shares of common stock owned by Mr. Taubman’s grantor trust; 27,512 Deferred Stock Units and 2,071.41 Dividend Equivalent Rights owned by him; 1,500 shares of common stock for which Mr. Taubman is the custodian for the benefit of his three minor children; and 1,000 shares of common stock owned by his wife.

(11)	Consists of 1,000 shares of common stock owned by Ms. Taylor as well as 13,613 Deferred Stock Units and 532.10 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by her.

(12)	Consists of 30,000 shares of common stock owned by Mr. Vinciguerra. Excludes 61,639 PSUs and 11,250 unvested Stock Options

(13)	Consists of 14,680 Deferred Stock Units and 649.76 Dividend Equivalent Rights issued with respect to the Deferred Stock Units owned by Mr. Weibling as well as 15,000 shares held in an IRA and 10,000 shares of common stock owned by Eagles Wings LLC, which are pledged in connection with margin account agreements and over which Mr. Weibling has sole voting and dispositive power as managing member.

(14)	Consists of 11,194 shares of common stock owned by Mr. Zuckerman. Excludes 18,458 PSUs.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) focuses on the Company’s named executive officers or NEOs (consisting of the Company’s Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and its three other most highly compensated executive officers).

The Company’s current NEOs are:

Name	Title
William F. Ruprecht	Chairman, President & Chief Executive Officer (“CEO”)
William S. Sheridan	Executive Vice President & Chief Financial Officer (“CFO”)
Bruno Vinciguerra	Executive Vice President & Chief Operating Officer (“COO”)
Kevin Ching	Chief Executive Officer, Sotheby’s Asia
Mitchell Zuckerman	Executive Vice President, Global Auction Transactions

This CD&A is organized into the following sections:

I.	Executive Summary

II.	Objectives Relating to NEO Compensation

III.	Elements of NEO Compensation and the Decision-Making Process

IV.	Other Arrangements, Policies and Practices Related to Sotheby’s Compensation Programs

I.  Executive Summary

a.  2012 Company Performance

Although Sotheby’s had a very profitable 2012, financial performance decreased in comparison to the prior year, as 2011 results included an unprecedented level of auction sales from unique, single-owner collections. The comparison of 2012 results to the prior year was also unfavorably affected by a $15 million bond redemption loss incurred in the fourth quarter ($8 million, after taxes), as well as a non-recurring $14 million tax benefit recognized in 2011. Accordingly, Sotheby’s reported net income of $108 million in 2012, a 37% decrease from prior year results. However, the Company’s long-term debt refinancing associated with the bond redemption loss is expected to lower Sotheby’s interest expense by approximately $5 million per year, beginning in 2014.

These 2012 results, which occurred in an uncertain global economy, were achieved with a continued lower risk profile, as auction guarantee principal exposure was substantially offset by risk sharing arrangements which very significantly reduced the Company’s financial and liquidity exposure to guarantees.

2012 was a year of meaningful progress in the development of Sotheby’s client-focused strategy:

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Management continued to dedicate significant time, energy and resources to deepening Sotheby’s relationships with major clients, including a totally reengineered post-sale client service experience in our key sales centers of London and New York, as well as an array of technology enhancements to facilitate and personalize the client auction experience.

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Management remained focused on developing its presence in China, deepening its relationships with Chinese art collectors in a number of tangible ways. These included the expanded use of Chinese language on the sothebys.com website, Chinese e-catalogues, investing in Asian client-service staff, expansion of Sotheby’s Hong Kong premises, and an increased number of auction and private selling events in Hong Kong. In addition, Sotheby’s entered into a long-term joint venture on the Chinese mainland which will allow Sotheby’s to take advantage of a planned Beijing free port project, providing a tax-advantaged platform for storage, selling, exhibition and educational activities.

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Sotheby’s expanded its private sales activities, hosting new and innovative selling exhibitions in a number of global venues. 2012 financial results include a 10% increase in private sale commission revenues.

•	Art-related financing from the Company’s client loan portfolio generated a 47% increase in Financial Services revenues in 2012.

These achievements should provide Sotheby’s with a solid platform for growth as well as a more diversified revenue stream in future years.

b.  Pay and Performance

Consistent with Sotheby’s pay for performance philosophy, executive pay has varied meaningfully in recent years, in line with the variability in company financial performance. Most recently, NEO incentive compensation awarded in respect to 2012 performance decreased 28% from the prior year. Pay for Performance alignment was further strengthened by the focus on Performance Share Units (PSUs), with PSUs as the only form of equity awarded to senior executives since 2011. PSU vesting is contingent upon meeting time and performance vesting criteria, thus strengthening alignment with stockholders, rewarding sustained value creation, and aligning cost with affordability. This was evidenced when the 2011 PSU award vested only partially in respect to 2011 and 2012 performance, as the pre-tax earnings target required for full vesting was not fully achieved. Similarly, the 2012 PSU award vested only partially in respect to 2012 performance. (In each case, 75% of the available units vested.)

Year-Over-Year Pay for Performance Correlation

The table below presents the annual percentage increase, or decrease, in variable pay for the CEO and other NEOs in comparison to Company earnings before interest, taxes, depreciation and amortization (“EBITDA” - For a discussion of how the Company calculates EBITDA, see

“Supplemental Financial Information” at the end of this Proxy Statement) and Total Shareholder Return (reflects gain/loss of a $100 investment in Sotheby’s common stock beginning on December 31, 2007 and a reinvestment of dividends at the average of the closing stock prices at the beginning and end of each quarter). (Please note: the equity awards included in this table are shown in the year they were in respect to, not the year in which they were granted, e.g., equity awards paid in 2013 are shown in 2012 as they were made with respect to 2012 performance; the equity and cash awards in respect to 2012 performance are included in the 2012-Related Incentive Compensation Paid in 2013 table).

c.  Governance Practices

Sotheby’s has robust governance practices to ensure appropriate pay practices and mitigate undue risk. These include:

•	The Compensation Committee (Committee) is made up entirely of independent directors;

•	An annual risk assessment is performed by the Committee of all incentive programs;

•	Sotheby’s does not provide change in control excise tax reimbursement or tax gross-ups to NEOs;

•	Sotheby’s does not pay dividends with respect to unvested performance share units. Dividends with respect to unvested PSUs accrue, but are only payable to the extent that PSUs vest;

•	Directors, NEOs and other executives have stock ownership and holding requirements;

•	The Committee retains an independent compensation consultant, Semler Brossy, that works exclusively for the Committee and does not perform any other work for the Company; and

•	Sotheby’s prohibits any hedging transactions or short-sales involving Company stock.

These governance practices are discussed in more detail below.

II.  Objectives Relating to NEO Compensation

Sotheby’s executive compensation program consists of a mix of base salary, incentive opportunities (annual cash bonus and longer-term incentive equity awards), retirement benefits, and certain other benefits as outlined below. These compensation elements are intended to maintain Sotheby’s competitive position in the market by enabling the Company to attract and retain key talent in the unique global business of fine art auctioneer, while concentrating a majority of NEO compensation in performance-based cash and equity programs that align NEO interests with those of Company stockholders. It is the intent of the Committee to provide incentives for Company leadership to meet and exceed high individual and corporate performance standards both annually and in the longer term, without encouraging excessive risk-taking. (See discussion under Corporate Governance; Board Committees; Compensation Committee—Compensation Policies and Programs Risk, above.)

In setting these objectives for NEO compensation, the Company has considered the results of the 2012 Say on Pay vote by its stockholders. With respect to 2011, 92% of voting Sotheby’s stockholders approved of the Company’s NEO compensation decisions. This result indicated to the Committee that Sotheby’s stockholders were satisfied with the actual 2011 NEO compensation. The Committee has retained these key objectives for NEO compensation in 2012, as detailed further below:

NEO Compensation Key Objectives	Description

Market-Based Pay	In order to attract and retain top management talent, the Committee believes that NEO compensation should be generally consistent with pay practices at comparable companies. However, this approach is only partially suited to Sotheby’s. Sotheby’s is a unique public company with no directly comparable public peers. (For more detail see Pay Practices section below). Given the absence of direct competitor data, the Committee does not conduct an annual review of competitor pay levels and did not do so in 2012. However, when it deems appropriate, the Committee will periodically reference market data to ensure that total compensation costs are reasonable relative to the Company’s cost and business structure, and that individual NEO pay levels are set within a reasonable range of perceived market practices.

Pay Variable with Performance

NEOs should have an incentive to exceed annual individual and company performance goals, but also be motivated to work for the long-term success of the business. To this end, Sotheby’s emphasizes variable pay for both the near and the longer-term, basing a significant portion of total compensation on the achievement of individual and company results both annually and over the longer term.

The Committee further emphasizes variable pay for performance by awarding equity compensation solely in the form of performance share units (PSUs). PSUs require achievement of both performance and service criteria for vesting. Since 2011, PSUs have been the Company’s only form of equity compensation. (For more detail regarding the PSU program please see the Performance Shares section below.) Moreover, no NEOs currently hold any Restricted Stock Units (“RSUs”), which had only a service requirement for vesting, because all outstanding RSUs held by NEOs vested in February 2013.

By prioritizing variable pay as a percentage of total compensation, Sotheby’s better aligns executive compensation with value delivered to its stockholders. This approach limits fixed costs and also results in higher pay occurring in periods when merited by improved performance, contributing to fiscal stability for the Company. This is especially important because of the cyclical nature of the global art market.

Alignment of Executives and Stockholders	Equity compensation is a significant portion of overall NEO incentive compensation, and such equity compensation is entirely in the form of performance-based equity awards (PSUs), in order to strengthen the alignment of interests between executives and stockholders.

Retentive Features of Incentive Pay Programs	Sotheby’s incentive programs promote retention of high performing executives. A mix of compensation opportunities that includes performance-based short and long term incentives tied to measurable results as well as requiring a period of service as a condition to vesting is important to motivate, reward and retain executive talent. The specialized nature of Sotheby’s business and the challenge of attracting appropriate executives with the requisite skills increase the importance of retention.

Affordability of Compensation	The Committee has worked with Semler Brossy to identify the most appropriate financial metrics to ensure that total compensation does not exceed what the Company can reasonably afford. Sotheby’s regularly measures its total compensation for all employees against a variety of financial metrics, including EBITDA. These metrics are used to determine the size of the annual incentive compensation pool. Additionally, the Committee reviews the overall Company compensation-to-revenue ratio against a range previously established by the Committee in order to assess whether there is an appropriate level of total Company compensation cost for the year. (For a discussion of how the Company calculates EBITDA, see “Supplemental Financial Information” at the end of this Proxy Statement.)

The above objectives are not necessarily weighted equally, although the Committee emphasizes pay-for-performance as a guiding principle. Individual awards are determined through a review of individual performance against the entirety of these objectives, as discussed under Individual NEO Performance Assessments—Annual Incentive Cash and Equity Awards under the Incentive Program below. The Committee continues to review its philosophy and believes it is important for this philosophy to evolve as a part of good governance practice to reflect the development of the Company’s business over time.

III.  Elements of NEO Compensation and the Decision-Making Process

Sotheby’s compensation package for NEOs consists of six basic elements outlined in the following table. These elements are based on the Committee’s compensation objectives described in the previous section, but each has its own purpose. Many of the programs in which the NEOs participate are also open to a broader range of employees.

Element	Fixed vs. Variable	Purpose and Description

Base Salary (Cash / Short-Term)	Fixed: increases are based on level of responsibility, experience and individual performance.	Provide base-line compensation reflecting job responsibilities and experience.

Annual Performance-Based Bonus (Cash / Short-Term)	Variable: bonus payments vary widely from year to year based on Company and individual performance.	Reward individual performance and create alignment with business strategy and operating performance.

Long- Term Incentives (LTI) (Non-Cash / Long- Term)	Variable: value of PSUs varies widely based on Company and stock price performance.	Drive long-term strategic focus and provide opportunities for ownership and financial rewards to promote decision making consistent with the goals of the Company and stockholders; PSU’s generally vest over 4 years, subject to achievement of performance conditions.

Broad-Based Benefits (Mix or Cash and Non-Cash / Short and Long Term)	Fixed: benefits provide a value that can increase based on actual usage.	Offer health program and other coverage to support well-being and healthy lifestyles; Contribution to medical, dental and vision coverage; life, short-term and long-term disability and accident insurance; paid vacation.

Retirement Benefits (Cash / Long-Term)	Variable: some variation in value based on Company performance (profit sharing) and individual performance (annual performance-based bonus matching contribution for broad-based U.S. 401 (k) plan and top-hat U.S. Deferred Compensation Plan).	Support retirement savings; Company contributions to applicable U.S. 401 (k) plan, Hong Kong Provident Scheme, and supplemental U.S. Deferred Compensation Plan.
Perquisites (Mix of Cash and Non-Cash / Short- Term)	Fixed.	Provide comprehensive and competitive pay packages; Payments for car allowances; club membership dues; financial planning services; and executive life insurance premiums.

a.  Mix of Compensation Elements

The Committee works with management to create an effective mix of compensation elements and potential outcomes for the NEOs. The compensation mix is intended to support the Committee’s pay-for-performance philosophy and achievement of its key objectives for compensation as outlined below:

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Fixed vs. Variable Compensation: as shown in the tables below, 87% of the value of the CEO’s targeted compensation, and 58% of the targeted compensation for the other NEOs, is performance contingent and only earned when executives are successful in ways that support stockholder interests. Targeted compensation consists of each NEO’s base salary and annual total incentive target consisting of a cash bonus and long-term equity opportunity.

CEO and Other NEOs Target Pay

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Short vs. Long-Term Focus: compensation elements for the NEOs focus on the objectives in Sotheby’s strategic plan and create a balance between more immediate and longer-term goals. Short-term pay consists of each NEO’s base salary, the CEO’s target cash bonus and an assumed cash component of each other NEO’s total incentive target; long-term pay consists solely of PSUs.

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Cash vs. Non-Cash: the forms of payment to Sotheby’s NEOs vary by type of compensation and are intended to create a well-balanced overall compensation package with a mixture of cash, equity and other benefits.

b.  Base Salary

Each NEO receives a base salary to provide predictable income to the executive. The Committee sets NEO base salaries based on levels of responsibility and historical individual performance as well as expected future potential, all of which have subjective aspects, as well as market data for similar positions (for more detail see Pay Practices section below).

No NEOs received base salary increases in 2011 or 2012.

For further discussion of NEO employment arrangement amendments, see “Employment Agreements and Change in Control Payments” below.

c.  Annual Incentive Compensation Program

The Annual Incentive Compensation Program (Incentive Program) provides the Committee with a quantitative framework for establishing the annual incentive compensation pool to fund cash bonuses and equity awards to NEOs and to all other employees at year-end. The ultimate size of the incentive compensation pool falls within a pre-established percentage range of the Company’s EBITDA. (The Committee considers EBITDA an especially fair measure of performance as it is not impacted by frequently volatile income tax rates which can shift dramatically due to the multi-national sources of Sotheby’s financial results.) The Committee uses its subjective judgment to determine where within the range to establish the actual pool by considering various qualitative factors, such as how well management drove and optimized results in the overall market and economic environment during the year, as well as achievement of specific elements of the Company’s confidential multi-year strategic and operating plans. The incentive pool may be further adjusted by the Committee, upward or downward within a pre-determined percentage range, based on a number of additional qualitative factors, such as leadership in furthering the mandate to develop a more client-focused culture, consistent with the Company’s strategic focus. As an additional control, the

Committee then reviews the overall Company compensation-to-revenue ratio against a range previously established by the Committee in order to assess whether there is an appropriate level of total Company compensation cost for the year.

Sotheby’s does not disclose the specific details of the EBITDA and compensation-to-revenue measures. The Committee believes that such disclosure would result in significant competitive harm to the Company. While Sotheby’s competes with many dealers and auctioneers worldwide, it fiercely competes daily for clients and for global market share with only one principal international competitor, Christie’s. This competition extends to recruitment of the art specialists, client relationship managers and other executives who form the backbone of our business. Our principal competitor is a private company and is not subject to public company disclosure obligations.

Further, Sotheby’s does not provide specific guidance to investors regarding earnings, EBITDA or revenues. Providing detail regarding the percentage of EBITDA allocated to the annual incentive compensation pool, the subjective factors used by the Compensation Committee to adjust the size of the pool, or the compensation-to-revenue measure, would provide our principal competitor and others with valuable information about our business strategy, even when provided on an historical basis, as past results are predictive of the future. For example, this detail would enable our competitor to understand how we allocate resources to compensation versus other corporate purposes. It could provide valuable insight into our strategic plan and tactical competitive actions. It might also enable our principal competitor to design compensation programs that might entice our executives to leave for what are perceived to be more lucrative pay opportunities. A degree of difficulty assessment is inapplicable to establishment of the EBITDA allocation range, as there is no achievement associated with the mere existence of this range. At the Committee’s discretion, the pool available for incentive compensation is a percentage of whatever EBITDA the Company achieves in a given year. Where that percentage lies within the pre-established range is based on the qualitative and subjective criteria discussed above, as determined by the Committee. To the extent that the Committee considers specific elements of the Company’s strategic and operating plans, it does so qualitatively rather than quantitatively. Similarly, the revenue to compensation measure is not an achievement as such, but rather serves to assist the Committee in determining whether the level of incentive compensation is appropriate. It is possible to assess the degree of difficulty in respect to individual NEO target achievement, as demonstrated in the table under the “Year-Over-Year Pay for Performance Correlation” section above and further discussed under the Individual NEO Performance Assessments and Degree of Difficulty of 2012 Performance Targets sections below.

Establishment of NEO Goals

Under the Incentive Program, NEOs have individual total incentive target opportunities (consisting of a cash and equity component) set at the beginning of the year. However, the actual awards received, if any, are subjectively determined by the Committee at its discretion to recognize efforts relating to long-term strategic objectives which may not necessarily have an immediate short-term impact (as described below in the Individual NEO Performance Assessment and Incentive Compensation section) rather than by a specific formula tied to achievement of the target amounts. At the beginning of each year, NEOs participate in establishing personal financial and non-financial goals for the upcoming year; goals for Messrs. Sheridan, Vinciguerra, and Zuckerman are agreed with and approved by the CEO, who is their direct supervisor; goals for Mr. Ching are agreed with his supervisor, Mr. Vinciguerra, the COO, and are approved by the CEO. The CEO’s goals are approved by the Committee. Disclosure of these goals—whether for prior or future periods—would reveal key aspects of the Company’s internal strategic business plan, resulting in serious competitive harm to the Company.

NEOs may establish goals in categories relating to improving the Company’s internal capabilities and processes, furthering the Company’s client-focused strategy, developing specific client relationships, or developing staff. In 2012, individual goals for Messrs. Ruprecht, Vinciguerra, Sheridan, and Ching included specific confidential financial targets. For all of the NEOs, individual goals included other non-financial objectives relating to the categories referenced above that, if disclosed, would also be competitively harmful to the Company.

Achievement of the objectives and initiatives outlined in Sotheby’s confidential annual operating plan is itself a performance goal that is shared collectively by all members of senior management. It is not, however, used as a formulaic measure in determining individual NEO pay. Operating plan objectives consist of goals related to auction sales turnover, revenue margins, cost containment and profitability growth.

Individual NEO Performance Assessments—Annual Incentive Cash and Equity Awards under the Incentive Program

At year end, the CEO (and NEO’s supervisor if applicable) assess whether the agreed goals have been achieved, along with the NEO’s additional accomplishments and contributions in addressing unanticipated challenges and opportunities throughout the year. For the CEO, the Committee performs this assessment.

The CEO and Executive Vice President of Human Resources prepare a written report concerning each NEO’s performance and recommended incentive awards, which is submitted to the Committee for review. These reports also include confidential assessments of each NEO’s performance against the Company’s confidential multi-year strategic initiatives.

The Committee discusses each NEO’s performance, asking questions of the CEO and Executive Vice President of Human Resources when necessary. Along with overall Company financial performance, the Committee uses the NEO performance reviews to guide its determination of individual NEO incentive compensation awards. In addition, Mr. Ruprecht provided his annual performance self-assessment to the Committee, which also assisted the Committee in evaluating his performance.

In determining the incentive compensation for each NEO, the Committee considers financial, operational, strategic, and individual performance, amongst other factors, with the Committee ultimately using its subjective judgment to determine the amount of the award, if any. The amount and type of incentive compensation paid to each NEO is not derived formulaically.

Although Sotheby’s had a very profitable 2012, financial performance was unfavorable to the prior year (as described in the Executive Summary above). Accordingly, the incentive compensation pool was funded at a 26% lower level when compared to 2011. In2012, the NEOs were quite successful in achieving individual non-financial goals relating to improving the Company’s internal capabilities and processes, furthering Sotheby’s client-focused strategy, developing specific client relationships, focusing on new markets, or developing staff, some of which are summarized below in the discussion of the elements of individual performance considered by the Compensation Committee in making awards to each NEO:

William F. Ruprecht

Mr. Ruprecht led the Company to another very profitable year. As in 2011, these results were accomplished with a continued lower risk profile than in prior years, with auction guarantee principal exposure substantially offset by risk sharing arrangements which very significantly reduced the Company’s financial and liquidity exposure to guarantees. In 2012, Mr. Ruprecht again secured a number of the Company’s most high-value and successful auction and private sales consignments. Additionally, Mr. Ruprecht made substantial achievements with respect to his individual strategic goals, deepening Sotheby’s relationships with major clients, and driving a totally reengineered post-sale client service experience model in London and New York, as well as an array of digital media enhancements to facilitate and personalize the client auction experience. Mr. Ruprecht also continued his focus on talent development by launching an employee experience initiative, with an emphasis on internal communication and staff development.

In December 2012, Mr. Ruprecht was appointed Chairman of the Company by the Board of Directors in addition to his role as President and Chief Executive Officer. Mr. Ruprecht’s compensation and other terms of employment did not change as a result of this appointment.

William S. Sheridan

In 2012, Mr. Sheridan significantly strengthened Sotheby’s balance sheet, lowering its cost of capital and further improving its short and long-term liquidity. The Company successfully refinanced its long-term debt with a $300 million bond issuance which is expected to reduce Sotheby’s annual financing costs by approximately $5 million, beginning in 2014. The Company also amended and extended the Company’s credit agreement to provide an extended maturity date, increased borrowing capacity, and greater operating flexibility. Mr. Sheridan also implemented new strategies to manage the structure of the global auction business and enhanced a strong international finance team.

Bruno Vinciguerra

In 2012, Mr. Vinciguerra played a key role in developing Sotheby’s presence in Asia, particularly China. Mr. Vinciguerra oversaw the Company’s efforts in entering into a long-term joint venture on the Chinese mainland which will allow the Company to take advantage of a planned Beijing free port project, providing a tax-advantaged platform for storage, selling, exhibition and educational activities. In addition, Mr. Vinciguerra has continued to mentor and grow the next generation of management and business developers essential for Sotheby’s long-term success. In the second half of 2012, he initiated new strategies to improve the Company’s margins on auction consignments.

Kevin Ching

Although the Company’s 2012 results in Asia experienced a significant decrease compared to 2011, Mr. Ching was instrumental in positioning Sotheby’s for long-term success in in Asia, particularly in China. He expanded Sotheby’s footprint in Hong Kong, expanding its auction calendar and launching a series of private selling exhibitions. In 2012, Mr. Ching laid the foundation for future growth on the mainland by negotiating and securing a long-term joint venture in late September to become the first international auction house to secure a non-cultural relic auction license in China. In addition, Mr. Ching continued to successfully manage many of the Company’s most significant client relationships across Asia.

Mitchell Zuckerman

Mr. Zuckerman structured and negotiated many of Sotheby’s most complex and profitable auction and private sale transactions in 2012. Mr. Zuckerman’s unique understanding of the business, coupled with his legal background continued to be invaluable assets to the Company. In addition, in 2012, Mr. Zuckerman spent significant time mentoring Sotheby’s next generation of senior deal makers.

To recognize the Company’s financial performance and the various non-financial achievements outlined above, the Committee made the cash and equity awards to the NEOs detailed in the 2012-Related Incentive Compensation Paid in 2013 table (Please note: the equity awards granted in 2012 detailed in the Summary Compensation Table below are in respect to 2011 performance. The equity and cash awards in respect to 2012 performance are included in the 2012-Related Incentive Compensation Paid in 2013 table).

Each NEO, as well as certain other executive officers and senior staff received a performance share unit (PSU) grant in early 2013 with respect to 2012 performance. Awards of PSUs were the only equity component for all of the NEOs. Because PSU awards require achievement of both service and performance thresholds for vesting and because their ultimate value is tied to Sotheby’s stock price, the Committee believes these are an appropriate form of long-term incentive compensation. (For more detail regarding the PSU program please see the Long-Term Incentives— Performance Share Units (PSUs) section below.)

Degree of Difficulty of 2013 Performance Targets

Historically, NEO incentive awards have demonstrated a high degree of variability when compared to the individual NEO targets, reflecting the Company’s pay-for-performance philosophy. Incentive awards made with respect to 2010 and 2011 performance ranged from 136% to 255% of individual NEO targets, compared to 86% to 136% of targets for2012. Whether an NEO is likely to meet his individual financial and non-financial performance targets for 2013 is a complex assessment, resulting in part from the individually-tailored nature of the targets as well as the unpredictable business environment. And, as stated earlier, the actual awards received, if any, are subjectively determined by the Committee rather than by a specific formula tied to the target amounts. The Committee believes that each NEO will be required to fulfill substantially challenging individual performance goals for 2013 to receive 100% of his target incentive compensation. These goals will require actions on the part of each NEO that will exceed the fulfillment of routine day-to-day job responsibilities, including the development of client related strategies, as well as management of Company-wide revenue, margin and cost containment targets. In the Committee’s view, these goals have been established at levels which will be very challenging to achieve but with appropriate internal governance processes in place to mitigate undue risk taking.

As discussed in the Annual Incentive Compensation Program section above, the Committee believes that disclosing the specific financial and non-financial goals would result in significant competitive harm to the Company.

d.        Long-Term Incentives

Performance Share Units (PSUs)

In 2010, the Committee adopted a PSU program which acknowledges the cyclical nature of the art market and whereby expense coincides with affordability, as historically, Sotheby’s financial results tend to vary considerably from period-to-period. The PSU program emphasizes the alignment of financial interests of NEOs and other senior staff with the promotion of sustained stockholder value and achieves an effective balance with the shorter-term cash incentive component of the annual Incentive Program. The PSU program is structured as follows:

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Awards will vest based upon the level of achievement of a pre-tax earnings target (Target) over a four-year vesting period (i.e. units vest on the 1st, 2nd, 3rd and 4th anniversary from the date of grant). The Committee considers pre-tax earnings an especially fair benchmark of performance as it is not impacted by frequently volatile income tax rates which can shift dramatically due to the multi-national sources of Sotheby’s financial results.

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The Committee will set the Target at the time of grant with reference to the Company’s confidential operating plan. The extent to which the Target is achieved will determine how many units vest annually over the four year performance period.

•	Vesting can occur at three levels of Target achievement for each vesting year:

•	100% vesting if the Target is achieved or exceeded

•	75% vesting if two-thirds the Target is achieved

•	50% vesting if one-third of the Target is achieved

•	The Company does not pay dividends on unvested PSUs. Dividends with respect to unvested PSUs accrue, but are only payable to the extent that PSUs vest.

•	In recognition of the historically high levels of art market volatility, the program includes “roll-over” / “catch-up” features for both PSUs and pre-tax earnings:

Units

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If the Target is not fully achieved on a particular vesting date, unvested PSUs may still vest if the Target is exceeded on a future vesting date. A portion of unvested PSUs remaining at the end of the four year vesting period may also vest, depending on the level of achievement of the cumulative four-year Target.

Pre-Tax Earnings

•	To the extent the Target is exceeded for a particular vesting date, the amount of excess pre-tax earnings will be credited towards Target achievement for future vesting dates.

2010 PSU Award Vesting with respect to 2012 Performance

In 2012, Sotheby’s exceeded the PSU profitability target set with respect to the 2010 award. As a result, all of the PSUs available to vest from this award vested in March 2013. As the PSU profitability target was also exceeded in 2010 and 2011, all PSUs available to vest from the 2010 award have vested.

2011 PSU Award Vesting with respect to 2012 Performance

In 2012, Sotheby’s did not fully achieve the PSU profitability target set with respect to the 2011 award and, as a result, only 75% of the PSUs available to vest from this award vested in March 2013. As the PSU profitability target was also not fully achieved in 2011, only 75% of the PSUs available to vest from the 2011 award have vested.

2012 PSU Award Vesting with respect to 2012 Performance

In 2012, Sotheby’s did not fully achieve the PSU profitability target set with respect to the 2012 award and, as a result, only 75% of the PSUs available to vest from this award vested in March 2013.

Sotheby’s does not provide specific guidance to investors or analysts regarding earnings or pre-tax earnings. Moreover, Sotheby’s has never shared with investors or analysts the details of its strategic and operating plans because those plans are highly confidential, are intended for internal use only and are based on assumptions that may or may not prove to be correct. The 2013 Target is linked directly to these plans and as such constitutes highly sensitive, confidential business information, the disclosure of which the Committee believes would result in serious competitive harm to the Company, particularly in the hands of its principal global competitor. Specifically, disclosure of the Target would provide our principal competitor with valuable insight into our revenue and margin expectations, and might allow it to gauge the Company’s willingness to compete for highly contested consignments by giving it an understanding of what might motivate the actions of our executives in particular circumstances.

Even on a retrospective basis, disclosure of the Target could be competitively harmful, as past results could provide insight on future results. The Company expects to issue Performance Share Units in subsequent years with different Targets based on its expectations of future performance at that time. Knowledge of the Target established over a number of years could assist our principal competitor in identifying patterns in the Company’s revenue and margin planning versus reported revenues and margins and provide insight into how the Company reacts to changes in market circumstances.

As the Target is established with reference to the Company’s confidential operating plan, as approved by the Board of Directors, it is the Committee’s view that achievement of the Target will be challenging because it will require financial improvement over the Company’s very profitable 2012 performance. Achievement of the Target is also subject to a number of variables outside of the Company’s control that could occur over the next four years, including but not limited to evolving conditions in the highly volatile and competitive global market for high-end art.

Accordingly, we are concerned that disclosure of the Target during the course of an award’s four-year performance cycle could have the undesirable effect of actually preventing us from hitting that target, by giving our primary competitor and others unprecedented insight into our strategic business plan. Moreover, given the current uncertainty of achieving the Target, we would not want investors and analysts to use the Target as a forecast of Company pre-tax net earnings, for the same reasons we do not give forward-looking earnings guidance to the public.

In determining to maintain the confidentiality of the Target to avoid competitive harm, we have considered the materiality of the Target to investors as required by SEC rules. As operating plan details have never been disclosed to the investing public, investors have not used that information in making investment decisions, and the failure to disclose the Target—which must be cleared annually as a condition to ratable vesting of PSU awards over a four-year performance cycle—does not deprive current investors of material information necessary to decide whether to buy, sell or hold our securities. Our annual operating plan is approved by our Board of Directors, so investors will understand that the Target, which is linked to that plan, is not arbitrarily determined and has been the subject of Board oversight.

Since 2011, all equity awards under the Restricted Stock Unit Plan were made in the form of PSUs. For the foreseeable future, the Company intends to continue to make all equity awards in the form of PSUs, so that the Company will ultimately incur expense only in relation to achievement of the performance target, i.e., expense will coincide with affordability. (All individual NEO equity awards with respect to 2012 are detailed in the 2012-Related Incentive Compensation Paid in 2013 table below)

Timing of Equity Award Grants

The equity awards made by the Committee to NEOs in early 2013 with respect to 2012 consisted solely of PSUs. Under the Incentive Program, equity awards are granted during the first quarter following the year for which the relevant performance period has been completed.

e.         Broad-Based Benefits

The NEOs are eligible to participate in the health and welfare benefits generally made available by the Company to its regular full-time employees, such as medical, dental and vision coverage; life, short-term and long-term disability and accident insurance and paid vacation.

f.        Retirement Benefits

United States 401(k) Plan

The Sotheby’s, Inc. Retirement Savings Plan, or 401(k) plan, is the primary retirement benefit offered to all United States employees. Participants are provided a maximum matching Company contribution of up to 3% of eligible compensation. Also, participants receive Company profit sharing contributions to the 401(k) plan if the Committee, in its discretion, declares a profit sharing contribution for that year. As a result of the Company’s financial performance in 2012, the Committee approved a 2% profit share contribution; the Committee awarded a 3% profit share contribution in respect to 2011 and a 4% profit sharing contribution in respect to 2010 performance.

United States Deferred Compensation Plan

The United States-based NEOs and other U.S. senior staff may participate in the Sotheby’s Deferred Compensation Plan (see Non-Qualified Deferred Compensation Benefits table below). This plan allows participants for whom contributions to the 401(k) plan are limited by Internal Revenue Code regulations to defer annually a portion of their pre-tax income from the Company and the Company provides contributions on the same basis as for the 401(k) plan, as detailed above. The Deferred Compensation Plan provides participants with a broad menu of investment crediting options which track a portfolio of various deemed investment funds.

Hong Kong Provident Scheme

Mr. Ching, who works and resides in Hong Kong and is not eligible to participate in the United States retirement plans, participates in the Hong Kong Provident Scheme, a defined contribution plan that has similarities to a 401(k) plan.

A detailed description of the United States Deferred Compensation Plan and the Hong Kong Provident Scheme appear later in this proxy statement under “Pension Benefits.”

g.        Perquisites

In order to provide comprehensive and competitive compensation packages to its NEOs and other senior executives, the Company provides a limited number of perquisites to these individuals, including car allowances, club membership dues, financial planning services and executive life insurance premiums in addition to benefits available to all Sotheby’s full time employees. The Company considers these perquisites to be reasonable. In 2011 and 2012, no gross-up payments were made to any NEO.

IV. Other Arrangements, Policies and Practices Related to Sotheby’s Compensation Programs

a.        Outside Compensation Consultant Policy

Under its Charter, the Committee is empowered to engage independent advisors to assist it in carrying out its responsibilities. For fiscal 2012, the Committee continued to engage Semler Brossy as its independent executive compensation consultant. Semler Brossy reports directly to the Committee and not to management. Semler Brossy is independent from Sotheby’s, has not provided any services to Sotheby’s other than to the Committee, and receives compensation from Sotheby’s only for services provided to the Committee. The Committee assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that the work of Semler Brossy has not raised any conflict of interest.

Semler Brossy regularly provides the Committee with advice and information around key compensation decisions. In 2012, Semler Brossy also advised the Committee on compensation programs, governance trends and risk management practices.

The Committee may draw on advice from other consultants from time to time to provide a second opinion or assist with special projects, if necessary, although it did not do so in 2012.

b.        Pay Practices

The nature of Sotheby’s business requires unique talent. The Company participates in the highly competitive global art market, and all of its significant direct business competitors, including Christie’s, are private. As a result, these competitors do not disclose executive compensation data.

Given the absence of direct competitor data, the Committee does not conduct an annual review of competitor pay levels and did not do so in 2012. Rather, the Committee places more significance on a number of subjective performance factors in making NEO compensation decisions. To set NEO compensation in 2012 and in prior years, the Committee considered the following performance factors:

•	Historical performance by the individual

•	The individual’s projected contributions to Sotheby’s future growth

•	Leadership skills and overall reputation with the Company and the global art market

However, when it deems appropriate, the Committee will periodically reference market data to ensure that total compensation costs are reasonable relative to the Company’s cost and business structure, and that individual NEO pay levels are set within a reasonable range of perceived market practices.

c.        Tax Treatment of NEO Compensation

The Committee has taken into consideration Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), regarding NEO Compensation. Section 162(m) permits the Company to deduct NEO compensation exceeding $1 million if objective performance criteria are fulfilled.

Under the Incentive Program, cash bonuses and equity awards for NEOs and other executive officers may be made under the Company’s Executive Bonus Plan, which serves as the Company’s Section 162(m) plan (the “162(m) plan”) in order to set an objective threshold for eligibility to receive incentive compensation which qualifies for deductibility under Section 162(m).

The purpose of the 162(m) plan threshold is to determine what NEO compensation is eligible for tax deduction by the Company. The Committee applies negative discretion in order to reduce awards to be consistent with the level of awards under the Incentive Program and the achievement of personal financial and non-financial goals and other aspects of job performance as described above.

Under the 162(m) plan, eligibility for tax-deductibility under Section 162(m) is determined with reference to a single financial threshold established annually by the Committee, at the beginning of the year. For 2012, that threshold was established as $100 million of EBITDA, adjusted to exclude any restructuring charges recorded pursuant to U.S. GAAP accounting. Apart from determining objectively whether the pay for NEOs is eligible for tax-deductibility under Section 162(m), this 162(m) plan target has no other applicability to compensation decisions. Accordingly, the Company sees no competitive harm in disclosing this EBITDA target. The Committee established a $3.8 million individual maximum award payable under the 162(m) plan which was approved by stockholders on May 8, 2012. The Compensation Committee may adjust this amount down from year to year. For 2012, the Committee set an individual award maximum of $3.8 million.

In 2012, the performance threshold established by the Committee was significantly exceeded. The Committee nevertheless used downward discretion to lower the awards to Mr. Ruprecht. The Committee awarded Mr. Ruprecht a $1.2 million cash payment and no PSUs under the 162 (m) plan (his $3.5 million minimum contractual PSU award is outside the 162(m) plan). For the other NEOs the Committee used downward discretion under the 162(m) plan to lower the cash and equity incentive awards from the 2012 $3.8 million maximum award, to levels that are consistent with the level of awards under the company-wide Incentive Program and each NEO’s individual goal achievements. Accordingly, Mr. Ruprecht’s cash incentive compensation award and the other NEOs’ cash and equity incentive compensation awards under the 162(m) plan qualified for tax treatment under Section 162(m), as applicable. These awards are shown in the 2012-Related Incentive Compensation Paid in 2013 Table below.

The NEOs would not have qualified for or received payment under the 162(m) plan with respect to 2012 performance if the Company had not achieved the $100 million EBITDA threshold. No performance targets other than EBITDA were used to determine whether payments would be available under the 162(m) plan with respect to 2012 performance.

2013 162(m) Deductibility

The Company’s Executive Bonus Plan was first approved by the stockholders at the 2007 Annual Meeting of Stockholders. In order for awards under the Executive Bonus Plan to be eligible for deductibility under Section 162(m), the Executive Bonus Plan must be reapproved by the stockholders at least every five years and it was reapproved at the 2012 Annual Meeting of Stockholders.

For 2013, the Committee again established a minimum $100 million consolidated EBITDA (adjusted to exclude any restructuring charges recorded pursuant to U.S. GAAP accounting) performance threshold under the 162(m) plan. Assuming the minimum performance threshold is met, each individual will be eligible for an award of up to $3.8 million; however, the Committee will exercise its downward discretion under the 162(m) plan so that the amounts of actual awards under the 162(m) plan are consistent with the level of awards under the Company-wide Incentive Program. Accordingly, incentive compensation awards under the Incentive Program, up to the 162(m) plan maximum award level, will qualify for tax treatment under Section 162(m), provided the 162(m) plan threshold is achieved.

Apart from determining objectively whether the pay for NEOs is eligible for tax-deductibility under 162(m), the 162(m) plan target has no other applicability. Accordingly, the Company sees no competitive harm in disclosing this EBITDA target.

d.        Employment Agreements and Change in Control Payments

The Committee believes that it is beneficial to have employment or severance arrangements with the CEO and other NEOs in order to provide appropriate focus and financial security for these executives and that entering into these arrangements from time to time is necessary as an inducement to attract and retain senior executives.

CEO

In 2010, the Company entered into a new agreement with a four year term, and annual one-year extensions thereafter. In the Committee’s view, Sotheby’s has been very fortunate to have Mr. Ruprecht’s leadership as CEO over the past twelve years, through a variety of business conditions, recently positioning the Company to take full advantage of the art market recovery and the future strategic opportunities outlined in the Executive Summary above.

This agreement is consistent with the Committee’s objectives to:

•

Provide the opportunity to earn compensation commensurate with the geographic and cultural complexities of his role , and in recognition of Mr. Ruprecht’s tenure and sustained performance through both good and difficult times—but only deliver value to him through sustained performance

•	Ensure consistency with the pay structure of other Company executives

•	Be responsive to current stockholder issues related to executive employment contracts

The principle terms of Mr. Ruprecht’s employment agreement are described in the Employment and Related Agreements section below.

Other NEO’s

Messrs. Ching, Sheridan, Vinciguerra and Zuckerman have severance agreements with the Company. None of these agreements include guaranteed cash incentives or equity awards or tax gross-up provisions as described more fully in the Employment and Related Agreements section below.

All NEOs, along with all other Restricted Stock Unit Plan and Stock Option Plan participants, are entitled to the acceleration of service vesting restricted stock units and stock options upon a change in control of the Company. The Committee retains discretion in respect to acceleration of performance-based vesting of PSU awards upon a change in control of the Company. Since 2011, PSUs have been the only form of equity approved by the Committee.

e.        Stock Ownership Policy

The Company’s stock ownership policy, established in 2007, requires senior executives to retain 50% of stock awards (net of tax withholding) until a specified target number of shares are accumulated. Target ownership requirements vary depending on position, salary and equity award participation levels. The Company monitors compliance for all executive officers, including NEOs, and failure to comply could jeopardize an executive’s right to receive future equity awards. The CEO has a target ownership requirement of 120,000 shares and the other NEOs are required to hold 30,000 shares. All NEOs are in compliance with this policy.

f.        Hedging Policy

The Sotheby’s internal Policy on Trading in Sotheby’s Securities, which applies to every employee and Director of the Company, provides that no employee or Director may (i) engage in any transaction in publicly traded options on Sotheby’s common stock or any other transaction to hedge a position in Sotheby’s securities; or (ii) sell Sotheby’s common stock “short”, except as part of a “cashless” or other exercise of stock options granted by Sotheby’s.

g.         Compensation Clawbacks

Under the Incentive Program, the Company may recoup, or refuse to pay, any cash or equity incentive based compensation paid or payable to an employee in the event of a restatement of the Company’s financial statements pursuant to applicable law or regulation or Company policy adopted consistent with applicable law or regulation. The Company is awaiting the anticipated adoption of laws or regulations regarding clawbacks and will adopt a formal written policy at that time.

Summary Compensation Table

The following table sets forth all compensation of the Chief Executive Officer, the Chief Financial Officer, who is the Company’s principal financial officer, and each of the other three most highly compensated executive officers (collectively, the “Named Executive Officers” or “NEOs” and, individually, a “Named Executive Officer” or “NEO”) of the Company during 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
William F. Ruprecht	2012	$700,000	$0	$4,117,440	$0	$1,200,000	$282,959	$6,300,399
Chairman, President and	2011	$700,000	$0	$4,201,674	$0	$1,900,000	$230,056	$7,031,730
Chief Executive Officer	2010	$691,667	$0	$2,153,245	$0	$2,650,000	$473,083	$5,967,995

William S. Sheridan	2012	$600,000	$0	$588,211	$0	$495,000	$213,202	$1,896,413
Executive Vice President	2011	$600,000	$0	$692,049	$0	$650,000	$171,307	$2,113,356
and Chief Financial Officer	2010	$590,000	$0	$287,600	$733,600	$750,000	$132,573	$2,493,773

Bruno Vinciguerra	2012	$550,000	$0	$980,352	$0	$1,045,000	$151,413	$2,726,765
Executive Vice President	2011	$550,000	$0	$790,890	$0	$1,200,000	$112,675	$2,653,565
and Chief Operating Officer	2010	$540,833	$0	$489,366	$471,600	$1,400,000	$49,364	$2,951,163

Kevin Ching	2012	$644,579	$0	$637,248	$0	$384,999	$127,935	$1,794,761
Chief Executive Officer,	2011	$642,302	$0	$543,747	$0	$1,152,290	$113,794	$2,452,133
Sotheby’s Asia	2010	$632,800	$53,627	$293,633	$0	$1,042,511	$121,640	$2,144,211

MItchell Zuckerman	2012	$535,000	$0	$245,107	$0	$363,780	$100,943	$1,244.830
Executive Vice President	2011	$535,000	$0	$296,604	$0	$575,000	$95,135	$1,501,739
Global Auction Transactions	2010	$526,083	$0	$97,878	$0	$600,000	$52,848	$1,276,809

(1)	The amounts disclosed in this column reflect the grant date fair values of each stock award calculated in accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) topic 718 (Compensation-Stock Compensation). For 2012, the stock award value is calculated by multiplying the number of PSUs in the award by the grant date fair value per unit ($38.40). The grant date fair value represents the closing price per share of Sotheby’s common stock on the business day immediately preceding the date of grant (in this case, $39.17) reduced by a discount reflecting the net present value of dividends expected to be earned by the NEO over the vesting period of the PSU award. These amounts relate to equity awards paid in early 2012 with respect to 2011 performance.

(2)	The amounts disclosed in this column consist of the individual’s annual cash incentive bonus with respect to performance in the indicated year.

(3)	The amounts disclosed in this column for 2012 consist of:

(a) Mr. Ruprecht. Automobile allowance of $25,000; club dues; personal financial planning fees; dividend and dividend equivalent payments with respect to unvested shares and units of $36,992; Company payments of life insurance premiums; Company contributions under the Company’s Retirement Savings Plan; and Company allocations under the Company’s Deferred Compensation Plan of $163,650.

(b) Mr. Sheridan. Automobile allowance of $75,000; club dues; personal financial planning fees; dividend and dividend equivalent payments with respect to unvested shares and units; Company payments of life insurance premiums; Company contributions under the Company’s Retirement Savings Plan; Company allocations under the Company’s Deferred Compensation Plan of $48,900; and a referral fee under the Sotheby’s Realty Referral Incentive program.

(c) Mr. Vinciguerra. Personal financial planning fees; dividend and dividend equivalent payments with respect to unvested shares and units; Company payments of life insurance premiums; Company contributions under the Company’s Retirement Savings Plan; Company allocations under the Company’s Deferred Compensation Plan of $96,150; and a referral fee under the Sotheby’s Realty Referral Incentive program.

(d) Mr. Ching. Automobile allowance of $29,650; dividend and dividend equivalent payments with respect to unvested shares and units; Company contributions under the Hong Kong Provident Fund Scheme of $64,458; and business referral fees.

(e) Mr. Zuckerman. Automobile allowance; dividend and dividend equivalent payments with respect to unvested shares and units; Company payments of life insurance premiums; Company contributions under the Company’s Retirement Savings Plan; and Company allocations under the Company’s Deferred Compensation Plan of $52,500.

Grants of Plan-Based Awards During 2012 Table

The information contained in the following table includes plan-based awards made in 2012 with respect to 2011 performance. These awards are included in this table in order to conform to requirements that this table include all grants that were made in 2012, even if the grants relate to 2011 performance rather than 2012 performance. Performance Share Unit awards made in early 2013 with respect to 2012 performance are disclosed after the table under “2012-Related Equity Incentive Compensation Awarded in 2013” and will be included in next year’s table.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Units (#)	Underlying Options	Option Awards	Awards (3)

William F. Ruprecht	2/10/12				(1)	(1)	(1)	107,225(2)			$4,117,440
Chairman, President, and Chief Executive Officer

William S. Sheridan	2/10/12				(1)	(1)	(1)	15,318			$588,211
Executive Vice
President and Chief
Financial Officer

Bruno Vinciguerra	2/10/12				(1)	(1)	(1)	25,530			$980,352
Chief Operating Officer

Kevin Ching	2/10/12				(1)	(1)	(1)	16,595			$637,248
Chief Executive
Officer, Sotheby’s Asia

Mitchell Zuckerman	2/10/12				(1)	(1)	(1)	6,383			$245,107
Executive Vice
President Global Auction Transactions

(1)	The Company’s PSU program does not have Threshold, Target and Maximum payouts. Vesting can occur at three levels of target achievement for each vest year.

•	100% vesting if the Target is achieved or exceeded

•	75% vesting if two-thirds of the target is achieved

•	50% vesting if one-third of the Target is achieved

  For a detailed explanation of the PSU program, see “Compensation Discussion and Analysis-Long Term   Incentives-Performance Share Units (PSUs)” above.

(2)	Granted pursuant to Mr. Ruprecht’s employment arrangement.

(3)	PSU Grant Date Fair Values – The value was calculated by multiplying the number of PSUs in the award by the grant date fair value per unit ($38.40). The grant date fair value represents the closing price per share of Sotheby’s common stock on the business day immediately preceding the date of grant (in this case $39.17) reduced by a discount reflecting the net present value of dividends expected to be earned by the NEO over the vesting period of the PSU award.

For a detailed discussion of annual equity and cash incentive compensation awards, see “Compensation Discussion and Analysis—Objectives of NEO Compensation—The Elements of NEO Compensation and the Decision-Making Process.”

2012-Related Equity Incentive Compensation Awarded in 2013

As noted in the CD&A, the Company pays NEO annual incentive equity compensation awards early in the year following the year to which the award relates. The equity awards made in February 2013 with respect to 2012 performance are listed in the table below. These awards are not included in the “Grants of Plan-Based Awards in 2012” table above as they were not actually granted during 2012.

Name	PSU Awards (#)	Grant Date Fair Value of PSU Awards ($)(1)
William F. Ruprecht	95,786	$3,424,350
William S. Sheridan	11,084	$396,253
Bruno Vinciguerra	23,400	$836,550
Kevin Ching	8,621	$301,201
Mitchell Zuckerman	7,698	$275,204

(1)	PSU Grant Date Fair Values—Award values are calculated by multiplying the number of PSUs in the award by the grant date fair value per unit ($35.75). The grant date fair value represents the closing price per share of Sotheby’s common stock on the business day immediately preceding the date of grant (in this case, $36.54) reduced by a discount reflecting the net present value of dividends expected to be earned by the NEO over the vesting period of the PSU award.

Employment and Related Agreements

Below is a summary of material terms of employment-related agreements that the Company has with each NEO. For additional details regarding the types of compensation provided under these agreements, see “Compensation Discussion and Analysis” above and “Potential Payments Upon Termination Or Change-Of-Control” immediately following this section.

William F. Ruprecht

In 2010, Mr. Ruprecht and the Company entered into a four year employment agreement that expires on August 31, 2014. One year renewals will occur thereafter unless the Company or Mr. Ruprecht provides notice of non-renewal at least five months prior to the end of the initial term or an annual extension.

Under the agreement, Mr. Ruprecht’s annual salary is $700,000. Mr. Ruprecht is entitled to an annual cash target bonus of $1.4 million with maximum payment of 200% of the cash target bonus. He is also entitled to be awarded annual PSU grants of a minimum of $3.5 million up to a maximum of $4.5 million in the discretion of the Compensation Committee. These awards will vest ratably over four years and are contingent upon the attainment of performance goals.

In the event of the termination of Mr. Ruprecht’s employment by the Company without Cause or by Mr. Ruprecht for Good Reason (as the terms Cause and Good Reason are defined in the agreement), Mr. Ruprecht will be paid $4 million, and he and his dependents will receive continued coverage for three years under the Company’s medical, dental, vision and life insurance plans. At the time of either type of termination, his PSU awards will continue to vest contingent upon the Company attaining the performance goals.

In the event of termination by the Company for Cause, or termination by Mr. Ruprecht without Good Reason, Mr. Ruprecht will not be entitled to any termination payment or any bonus, whether accrued or not.

In the event of death or disability, a $2 million lump sum is payable together with existing entitlements under the Company’s life insurance or disability plans. Additionally, his PSU awards will continue to vest contingent upon the attainment of performance goals.

Payments to Mr. Ruprecht under the agreement supersede any payments under the Company’s severance plan.

At the end of the term of the agreement, Mr. Ruprecht and his dependents will continue to be covered for three years under the Company’s medical, dental, vision and life insurance plans, and his PSU awards will continue to vest contingent upon the Company attaining the performance goals.

The agreement provides that the Company may, pursuant to Company policy adopted consistent with applicable law, recoup incentive compensation paid to Mr. Ruprecht based on financial statements that are restated. The Company is awaiting the anticipated adoption of laws or regulations regarding clawbacks and will adopt a formal written policy at that time.

During his employment and for one year thereafter, Mr. Ruprecht may not compete with the Company, solicit employees to leave the Company’s employ or solicit business of the Company’s clients. The agreement also includes mutual non-disparagement covenants.

Mr. Ruprecht is required to release the Company of all claims in order to obtain his termination of employment benefits. The Company will also release Mr. Ruprecht of all claims except for those based on facts and circumstances of which Mr. Ruprecht is aware at the time of signing the release and fails to disclose. Mr. Ruprecht has also entered into a confidentiality agreement with the Company by which he agrees not to disclose confidential information for two years, except that the obligation to keep client data confidential will be unlimited in duration.

William S. Sheridan

The Company and Mr. Sheridan entered into a Severance Agreement, effective as of July 1, 2011. Pursuant to this agreement, if the Company terminates Mr. Sheridan’s employment without Cause or he terminates his employment with Good Reason, as such terms are defined in this agreement, at any time through December 31, 2013 (the “Applicable Period”), Mr. Sheridan will be entitled to (i) accrued but unpaid salary through the termination date, (ii) any declared and earned but unpaid bonus for the prior calendar year, (iii) a cash payment of $2,200,000 (the “Cash Payment”); and (iv) 18 months of continued medical and dental coverage pursuant to COBRA, beginning on the termination date. Mr. Sheridan may terminate his employment for Good Reason if, among other things, the Company fails to pay him a base salary of not less than $600,000 or materially diminishes his incentive target for cash bonus and equity compensation.

In consideration for payments under this agreement, Mr. Sheridan is bound by covenants not to compete with the Company in certain jurisdictions and not to solicit employees of the Company or certain of its clients with whom he has had dealings. Additionally, to receive the Cash Payment and paid medical and dental expenses, Mr. Sheridan must deliver a release of all claims against the Company and its affiliates.

Bruno Vinciguerra

The Company and Mr. Vinciguerra entered into a Severance Agreement, which became effective January 1, 2013, replacing an agreement containing substantially the same terms that terminated on December 31, 2012. Pursuant to the Severance Agreement, if, between January 1, 2013 and December 31, 2013, Mr. Vinciguerra is terminated without Cause or he terminates his employment with the Company for Good Reason, Mr. Vinciguerra will receive the following payments (“Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date, and all unpaid and approved cash incentive compensation for the calendar year prior to the year in which the termination occurs. Additionally, he will receive from the Company twice his annual base salary at the time of termination plus two months of that salary for each full year of employment with the Company, and medical and dental coverage pursuant to COBRA to be paid by the Company for a period of twelve months plus one additional month for each full year of employment with the Company (not to exceed eighteen months).

A termination for Cause by the Company or as a result of death or permanent disability will result in Mr. Vinciguerra receiving payment only of the Accrued Obligations.

In exchange for the described severance benefits, Mr. Vinciguerra agreed to provide six months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason. He also agreed to a twelve month post-employment non-competition covenant and a twelve month post-employment non-solicitation covenant. Additionally, to receive severance benefits other than the Accrued Obligations, Mr. Vinciguerra must deliver a release of all claims against the Company and its affiliates.

Kevin Ching

Through its Sotheby’s Hong Kong, Ltd. subsidiary, the Company and Mr. Ching entered into a Severance Agreement effective January 1, 2010.

Mr. Ching’s term of employment under the Severance Agreement is January 1, 2010 through December 31, 2013. In serving as Chief Executive Officer, Sotheby’s Asia, he receives an annual base salary of HK$5,000,000 ($644,579), of which HK$867,000 ($111,770) is attributable to housing rent reimbursement. He has an annual discretionary cash incentive bonus target of HK$4,050,000 ($522,109) as well as an annual equity based incentive bonus target of US$175,000. He also is eligible to participate in a pension-type plan, the Hong Kong Provident Fund Scheme, and receives a HK$230,000 ($29,650) annual car allowance.

Mr. Ching and the Company may each terminate this agreement with notice under certain circumstances. If Mr. Ching is terminated without Cause or terminates his employment with the Company for Good Reason, he will receive the following payments (the “Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date, and all unpaid cash incentive compensation approved prior to the termination date. In addition, as a result of either type of termination, the Company will pay him one year of base salary from the date of termination, and he may receive under certain circumstances a prorated portion of the annual cash incentive compensation for the year in which the termination occurs. To the extent that the payments described in the preceding sentence do not equal or exceed HK$7,750,000 ($999,098), the Company will pay him the difference. If the Company fails to renew this agreement during its final year for a renewal period of at least one year at the same title, base salary and annual cash bonus opportunity, Mr. Ching will receive a lump sum payment of one year’s base salary.

A termination for Cause by the Company or as a result of death or permanent disability will result in Mr. Ching receiving payment of the Accrued Obligations.

In exchange for the described severance benefits, Mr. Ching has agreed to provide six months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason, a twelve month post-employment non-competition covenant and a twelve month post-employment non-solicitation covenant, as well as providing a release of all claims against the Company and its affiliates.

Mitchell Zuckerman

The Company and Mr. Zuckerman entered into a Severance Agreement, which became effective as of January 1, 2013, replacing an agreement containing substantially the same terms that terminated on December 31, 2012. Pursuant to the Severance Agreement, if,

between January 1, 2013 and December 31, 2013, Mr. Zuckerman is terminated without Cause or terminates his employment with the Company for Good Reason, he will receive the following payments (the “Accrued Obligations”) from the Company: all unpaid base salary and unpaid and approved expense reimbursements through the termination date, and all unpaid and approved cash incentive compensation for the calendar year prior to the year in which the termination occurs. Additionally, he will receive from the Company three times his annual base salary at the time of termination plus an amount equal to the total cash incentive compensation actually paid to him for the three years preceding the year in which the termination occurs, and medical and dental coverage pursuant to COBRA to be paid by the Company for a period of 18 months.

A termination for Cause by the Company or as a result of death or permanent disability will result in Mr. Zuckerman receiving payment only of the Accrued Obligations.

In exchange for the described severance benefits, Mr. Zuckerman has agreed to provide six months’ prior notice to the Company if he desires to terminate his employment other than for Good Reason as well as to a twelve month post-employment non-competition covenant and a twelve month post-employment non-solicitation covenant. Additionally, to receive severance benefits other than the Accrued Obligations, Mr. Zuckerman must deliver a release of all claims against the Company and its affiliates.

Potential Payments Upon Termination Or Change-Of-Control

Introduction

This portion of the proxy statement lists the estimated potential payments or benefits received by each NEO upon various types of termination of employment or change of control. Each of these events is assumed to have occurred on December 31, 2012.

To calculate payments resulting from the vesting of restricted stock, the Company has used the Share Closing Price of $33.62 on December 31, 2012. The individual tables below for each NEO show the various payments or benefits that NEO would receive depending on the type of termination event. Some of these payments or benefits result from that NEO’s compensation agreement or the terms of the Stock Option and Restricted Stock Unit Plans.

Excluded Payments and Other Benefits

The payments shown for each termination or change of control event do not include any of the following items paid to or accruing for the benefit of each NEO on the termination or change in control date:

•

Sotheby’s, Inc. Severance Plan. This is a broad-based plan for which full-time, non-union salaried United States employees are eligible for payment as a result of certain significant transactions involving the Company, including consolidation of departments or business units. Each NEO’s employment or severance agreement benefits would replace all benefits for which the NEO would be otherwise eligible under this plan. These terms prevent “double” severance compensation for an NEO.

•

Sotheby’s Deferred Compensation Plan; Sotheby’s, Inc. Retirement Savings Plan; Hong Kong Provident Fund Scheme. Upon the occurrence of an applicable employment termination event, these plans provide for the distribution of contributed, deferred or earned amounts to participants. However, these plans do not provide for any additional compensation or benefit beyond these distributions solely as a result of the termination event.

•	Life or Disability Insurance Benefits. These are excluded as they are not a direct payment from the Company to an NEO or his beneficiaries.

•

Accrued but Unpaid Salary and Incentive Compensation. Each NEO’s compensation or severance agreement provides for the payment of accrued but unpaid salary for the year in which the termination occurs. In some instances under those agreements, an NEO will receive incentive compensation for the year in which the termination occurs. For a description of these agreements, see “Employment and Related Agreements” immediately preceding this section.

Understanding the NEO Tables: Key Facts and Assumptions

•

Under the terms of the Stock Option Plan and the Restricted Stock Unit Plan, vesting of awards (other than PSUs) is accelerated in the event of permanent disability, retirement, death, or a Change of Control (defined below).

•

Each NEO is entitled after death or disability to continue to receive, or for his heirs to receive, the common stock and dividends resulting from PSUs to the extent they vest as a result of meeting the relevant performance targets.

•	No outstanding PSU awards have accelerated vesting provisions in the event of a Change of Control.

•

Sotheby’s did not grant any stock options or RSUs to NEOs in or with respect to 2012. The following tables do include stock options and RSUs granted in or with respect to prior years that were not fully vested as of the assumed termination date. However, no NEOs currently hold any RSUs because all outstanding RSUs held by NEOs vested in February 2013.

•

The Company has assumed for purposes of preparing these tables that, on the termination date, the NEO exercised all vested stock options and sold the underlying shares received. The amount shown in each case is the difference between the Share Closing Price and the exercise price of the stock option, multiplied by the number of shares sold on that date. In the case of RSU and PSU awards assumed to vest on December 31, 2012, the amount shown in each table is the amount resulting from multiplying the shares received as a result of units deemed to have vested by the Share Closing Price.

•

The tables below list certain payments and benefits that the NEOs will receive upon a termination that occurs after a Change of Control. “Change of Control” means that either of the following has occurred:

(i)	any individual, entity or group (each, a “Person”) becomes, directly or indirectly, the beneficial owner of the Company’s common stock enabling that Person to elect a majority of the members of the Board of Directors; OR

(ii)	the individuals constituting the Board of Directors (the “Incumbent Board”) cease for any reason within any period of 18 consecutive months to constitute at least a majority of the Members of the Board of Directors; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though the individual was a member of the Incumbent Board.

•	Pursuant to his employment or severance agreement, each NEO will receive the amounts included in the row “Severance or Other Lump Sum Payment” in the table appearing under his name.

William F. Ruprecht

Payment Category	Type of Termination
	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control(1)	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment	$4,000,000	$2,000,000	$4,000,000	$4,000,000	$0	$
Health Benefits(2)	$72,090	$0	$72,090	$72,090	$0	$
Value of RSUs Vesting(3)	$1,419,436	$1,419,436	$1,419,436	$1,419,436	$0	$
Value of PSUs Vesting(4)	$7,110,952	$7,110,952	$7,110,952	$7,110,952	$0	$

(1)	Mr. Ruprecht will receive the severance and health benefit only if both a Change of Control occurs and either the Company terminates his employment without cause or he terminates his employment with good reason. For this column, the Company has assumed that both the Change of Control and the applicable termination occurred on December 31, 2012.

(2)	Under his employment arrangement, Mr. Ruprecht, his wife and children are entitled to health care benefits for three years following the termination date. This figure assumes that the cost of such benefits will increase by 10% over the prior year’s cost, using 2013 cost as the base year figure.

(3)	All outstanding RSUs held by NEOs vested in February 2013, which was after the assumed termination date. Consequently, Mr. Ruprecht does not currently hold any RSUs.

(4)	Under Mr. Ruprecht’s employment arrangement, the PSUs granted to him may continue to vest not only upon death or disability, but also if he is terminated by the Company without Cause or he terminates his employment for Good Reason. Any such vesting is subject to the achievement by the Company of the relevant performance target.

The amount listed represents the sum of:

•

the value as of December 31, 2012 of PSUs that vested in March 2013 to the extent that annual 2012 performance period targets were achieved ($2,146,805), plus accumulated but previously unpaid dividends on such PSUs ($48,242); and

•

the value as of December 31, 2012 of unvested PSUs expected to vest in 2014-2016 based on management’s estimates of future Company pre-tax earnings ($4,749,994), plus management’s estimate of expected accumulated dividends on such PSUs ($165,911).

William S. Sheridan

Payment Category	Type of Termination
	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment	$2,200,000	$2,200,000	$2,200,000	$0	$0	$0
Health Benefits(1)	$33,521	$0	$33,521	$0	$0	$0
Value of RSUs Vesting	$0	$202,796	$0	$202,796	$0	$0
Value of PSUs Vesting(2)	$0	$1,513,094	$0	$0	$0	$0
Value of Stock Options Vesting(3)	$0	$402,850	$0	$402,850	$0	$0

(1)	The Health Benefits amount consists of medical and dental insurance under COBRA that the Company will pay on his behalf pursuant to his Severance Agreement for a period of 18 months following the termination date. This figure was calculated with the assumption that the cost of such benefits will increase by 10% over the prior year’s cost, using 2013 cost as the base year figure.

(2)	All outstanding RSUs held by NEOs vested in February 2013, which was after the assumed termination date. Consequently, Mr. Sheridan does not currently hold any RSUs.

(3)	The amount listed represents the sum of:

•

the value as of December 31, 2012 of PSUs that vested in March 2013 to the extent that annual 2012 performance period targets were achieved ($537,276), plus accumulated but previously unpaid dividends on such PSUs ($13,325); and

•

the value as of December 31, 2012 of unvested PSUs expected to vest in 2014-2016 based on management’s estimates of future Company pre-tax earnings ($929,577), plus management’s estimate of expected accumulated dividends on such PSUs ($32,916).

Bruno Vinciguerra

Payment Category	Type of Termination
	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment	$1,600,000	$0	$1,600,000	$0	$0	$0
Health Benefits(1)	$31,538	$0	$31,538	$0	$0	$0
Value of RSUs Vesting(2)	$0	$722,393	$0	$722,393	$0	$0
Value of PSUs Vesting(3)	$0	$1,561,162	$0	$0	$0	$0
Value of Stock Options Vesting	$0	$258,975	$0	$258,975	$0	$0

(1)	The Health Benefits amount consists of health benefits under COBRA that the Company will pay on his behalf pursuant to his Severance Agreement for a period of 17 months following the termination date. This figure was calculated with the assumption that the cost of such benefits will increase by 10% over the prior year’s cost, using 2013 cost as the base year figure.

(2)	All outstanding RSUs held by NEOs vested in February 2013, which was after the assumed termination date. Consequently, Mr. Vinciguerra does not currently hold any RSUs.

(3)	The amount listed represents the sum of:

•

the value as of December 31, 2012 of PSUs that vested in March 2013 to the extent that annual 2012 performance period targets were achieved ($470,430), plus accumulated but previously unpaid dividends on such PSUs ($10,525); and

•

the value as of December 31, 2012 of unvested PSUs expected to vest in 2014-2016 based on management’s estimates of future Company pre-tax earnings ($1,043,680), plus management’s estimate of expected accumulated dividends on such PSUs ($36,527).

Kevin Ching

Payment Category	Type of Termination
	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment(1)	$1,166,688	$0	$1,166,688	$0	$0	$0
Value of RSUs Vesting(2)	$0	$101,398	$0	$0	$0	$0
Value of PSUs Vesting(3)	$0	$1,011,187	$0	$0	$0	$0

(1)	Upon either a termination by the Company without Cause or a termination by Mr. Ching for Good Reason, he would receive under his Severance Agreement his base salary ($644,579) plus a cash payment under his agreement ($522,109).

(2)	All outstanding RSUs held by NEOs vested in February 2013, which was after the assumed termination date. Consequently, Mr. Ching does not currently hold any RSUs.

(3)	The amount listed represents the sum of:

•

the value as of December 31, 2012 of PSUs that vested in March 2013 to the extent that annual 2012 performance period targets were achieved ($300,765), plus accumulated but previously unpaid dividends on such PSUs ($6,672); and

•

the value as of December 31, 2012 of unvested PSUs expected to vest in 2014-2016 based on management’s estimates of future Company pre-tax earnings ($679,986), plus management’s estimate of expected accumulated dividends on such PSUs ($23,764).

Mitchell Zuckerman

	Type of Termination
Payment Category	Termination by Company w/o Cause	Permanent Disability or Death	Termination by Employee— Good Reason	Change of Control	Termination by Company for Cause	Termination by Employee— w/o Good Reason
Severance or other Lump Sum Payment(1)	$2,957,500	$0	$2,957,500	$0	$0	$0
Health Benefits(2)	$22,715	$0	$22,715	$0	$0	$0
Value of RSUs Vesting(3)	$0	$63,374	$0	$63,374	$0	$0
Value of PSUs Vesting(4)	$0	$424,131	$0	$0	$0	$0

(1)	Pursuant to his severance agreement, Mr. Zuckerman would have received three times his base salary for 2012 (three times $535,000) plus an amount equal to the total cash incentive compensation actually paid to him for the three years preceding the year in which the termination occurs (totaling $1,352,500 for the years 2009, 2010, and 2011).

(2)	The Health Benefits amount consists of medical and dental coverage under COBRA that the Company will pay on his behalf pursuant to his Severance Agreement for a period of 18 months following the termination date. This figure was calculated with the assumption that the cost of such benefits will increase by 10% over the prior year’s cost, using 2013 cost as the base year figure.

(3)	All outstanding RSUs held by NEOs vested in February 2013, which was after the assumed termination date. Consequently, Mr. Zuckerman does not currently hold any RSUs.

(4)	The amount listed represents the sum of:

•

the value as of December 31, 2012 of PSUs that vested in March 2013 to the extent that annual 2012 performance period targets were achieved ($123,052), plus accumulated but previously unpaid dividends on such PSUs ($2,696); and

•

the value as of December 31, 2012 of unvested PSUs expected to vest in 2014-2016 based on management’s estimates of future Company pre-tax earnings ($288,358), plus management’s estimate of expected accumulated dividends on such PSUs ($10,025).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table lists outstanding option and stock awards, including RSUs, for each NEO as of December 31, 2012. However, no NEOs currently hold any RSUs because all outstanding RSUs held by NEOs vested in February 2013.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
William F. Ruprecht	0	0	0			42,220	(2)	$1,419,436	49,752	(3)		$1,672,662
President and Chief Executive Officer									81,789 107,225	(4) (5)		$2,749,746 3,604,905

William S. Sheridan	0	35,000	0	$22.11	02/09/20	6,032	(6)	$202,796	20,000	(3)		$672,400
Executive Vice President and Chief Financial Officer									13,471 15,318	(4) (5)	$ $	452,895 514,991

Bruno Vinciguerra	0	22,500	0	$22.11	02/09/20	21,487	(7)	$722,393	11,308	(3)		$380,175
Executive Vice President and Chief Operating Officer									15,395 25,530	(4) (5)	$ $	517,580 858,319

Kevin Ching	0	0	0			3,016	(8)	$101,398	6,785	(3)		$228,112
Chief Executive Officer, Sotheby’s Asia									10,585 16,595	(4) (5)	$ $	355,868 557,924

Mitchell Zuckerman	0	0	0			1,885	(9)	$63,374	2,262	(3)		$76,048
Executive Vice President, Global Auction Transactions									5,774 6,383	(4) (5)	$ $	194,122 214,596

(1)	Calculated using the Share Closing Price of $33.62 on December 31, 2012.

(2)	168,878 units were issued on February 11, 2009 of which 42,219 shares vest on the first two anniversaries of the date of grant, and 42,220 shares vest on the third and fourth anniversaries of the date of grant.

(3)	Consists of grants of PSUs awarded in 2010. PSU vesting will occur only if the requisite service and performance targets are met.

(4)	Consists of grants of PSUs awarded in 2011. PSU vesting will occur only if the requisite service and performance targets are met.

(5)	Consists of grants of PSUs awarded in 2012. PSU vesting will occur only if the requisite service and performance targets are met.

(6)	24,125 units were issued on February 11, 2009 of which 6,031 shares vest on the first three anniversaries of the date of grant, and 6,032 shares vest on the fourth anniversary of the date of grant.

(7)	85,947 RSUs were issued on February 11, 2009 of which 21,486 shares vest on the first anniversary of the date of grant, and 21,487 shares vest on the second, third, and fourth anniversaries of the date of grant.

(8)	12,063 RSUs were issued on February 11, 2009 of which 3,015 shares vest on the first anniversary of the date of grant, and 3,016 shares vest on the second, third, and fourth anniversaries of the date of grant

(9)	7,539 RSUs were issued on February 11, 2009 of which 1,884 shares vest on the first anniversary of the date of grant, and 1,885 shares vest on the second, third, and fourth anniversaries of the date of grant.

Option Exercises and Stock Vested in 2012 Table

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
William F. Ruprecht
President and Chief Executive Officer	0	$0	103,787	$3,965,438

William S. Sheridan
Executive Vice President and Chief Financial Officer	17,500	$288,913	19,140	$732,699

Bruno Vinciguerra
Executive Vice President and Chief Operating Officer	11,250	$113,958	32,313	$1,219,569

Kevin Ching
Chief Executive Officer, Sotheby’s Asia	0	$0	10,849	$410,986

Mitchell Zuckerman
Executive Vice President Global Auction Transactions	0	$0	4,348	$163,533

Retirement and Deferred Compensation Plans

Retirement Savings Plan

The Sotheby’s, Inc. Retirement Savings Plan, or 401(k) plan, is the primary retirement benefit offered to all United States employees. Participants are provided a maximum matching Company contribution of up to 3% of eligible compensation. Also, participants receive Company profit sharing contributions to the 401(k) plan if the Compensation Committee, in its discretion, declares a profit sharing contribution for that year. As a result of the Company’s financial performance in 2012, the Compensation Committee approved a 2% profit share contribution; the Committee awarded a 3% profit share contribution with respect to 2011 and awarded a 4% profit sharing contribution with respect to 2010 performance.

Deferred Compensation Plan

The Company’s non-employee directors, NEOs and other senior executives in the United States are eligible to participate in the Sotheby’s Deferred Compensation Plan for the tax-free deferral of a portion of annual compensation.

United States federal tax law limits the total annual contributions for companies and their employees to 401(k) plans. All employee elective deferrals and Company matching and profit sharing allocations to the Deferred Compensation Plan are reduced by the amount of plan year employee and Company contributions to the 401(k) plan.

Participants in the Deferred Compensation Plan may elect to reduce their current salary or director cash fees by deferring a portion of their salary or fees. Employees may defer up to 80% of their base salary under the plan and all or part of their annual cash incentive bonus. Participants may choose among various investment crediting options that track a portfolio of various deemed investment funds. Account balances are informally funded into a rabbi trust that provides limited benefit security by sheltering assets in the event of a change-in-control of the Company and certain other situations. Plan liabilities are financed through the trust using Company-owned variable life insurance and other investments.

For senior executives (including NEOs), the Company provides matching and profit-sharing allocations on the same basis as for the 401(k) plan, as detailed above.

Hong Kong Provident Fund Scheme

Sotheby’s Hong Kong subsidiary maintains a defined contribution plan, the Hong Kong Provident Fund Scheme, for its employees. Mr. Ching is the sole NEO who participates in the plan. The subsidiary contributes 10% of salary, and the participant contributes 5% of salary to the participant’s account maintained pursuant to the plan. Interest accrues on all contributions to the employee’s account. If a participant’s employment terminates prior to retirement for reasons other than death or disability, the participant will receive a portion of the account balance under a vesting schedule based on the participant’s number of years of employment with the subsidiary.

The following table contains information regarding deferred compensation amounts allocated for 2012.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
William F. Ruprecht	$205,000	$163,650	$516,975	$0	$4,706,282
President and Chief Executive Officer

William S. Sheridan	$31,500	$48,900	$69,129	$0	$2,377,431
Executive Vice President and Chief Financial Officer

Bruno Vinciguerra	$90,000	$96,150	$70,709	$0	$706,980
Executive Vice President and Chief Operating Officer

Kevin Ching	n/a	n/a	n/a	n/a	n/a
Chief Executive Officer, Sotheby’s Asia

Mitchell Zuckerman	$51,600	$52,500	464	$0	$1,842,983
Executive Vice President Global Auction Transactions

Equity Compensation Plans

The following table provides information as of December 31, 2012 related to shares of Sotheby’s common stock that may be issued under its existing equity compensation plans, including the Stock Option Plan, the Restricted Stock Unit Plan, and the Sotheby’s 1998 Amended and Restated Stock Compensation Plan for Non-Employee Directors (as amended and restated, the “Directors Plan”):

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (3)
	(In thousands, except per share data)
Equity compensation plans approved by stockholders	2,261	$21.92	1,306
Equity compensation plans not approved by stockholders	—	—	—
Total	2,261	$21.92	1,306

(1)	Includes 1,912,163 shares awarded under the Restricted Stock Unit Plan for which vesting is contingent upon future employee service and/or Sotheby’s achievement of certain profitability targets and 348,750 stock options for which vesting is contingent upon future employee service.

(2)	The weighted-average exercise price includes the exercise price of stock options and does not take into account 1,912,163 shares awarded under the Restricted Stock Unit Plan, which have no exercise price.

(3)	Includes 1,221,305 shares available for future issuance under the Restricted Stock Unit Plan, 35,350 shares available for issuance under the Stock Option Plan and 49,671 shares available for issuance under the Directors Plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Sotheby’s has reviewed and discussed the Compensation Discussion and Analysis appearing in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted by the Compensation Committee.

Robert S. Taubman (Chairman)

John M. Angelo

Daniel Meyer

Diana Taylor

COMPENSATION OF DIRECTORS

The following table provides details regarding the Company’s compensation program for its non-employee directors. Mr. Ruprecht does not appear in this table as he is a Company employee and does not receive any fees or other compensation for his Board service.

Although the non-employee director compensation year commences on the date of the annual meeting of stockholders and ends on the next annual meeting date (May to May), the cash payments and stock awards listed in the table below represent cash payments and stock awards for calendar year 2012 service in compliance with the disclosure requirements for this table.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)

Michael I. Sovern	$159,575	$74,925	0	$0	$0	$75,000	(3)	$309,500

Michael Blakenham	$39,078	$74,925	0	$0	$0	$17,617		$131,620

Duke of Devonshire	$31,728	$74,925	0	$0	$0	$120,629	(4)	$227,282

Allen Questrom	$62,575	$74,925	0	$0	$0	$8,924		$146,424

Donald M. Stewart (5)	$7,786	$18,743	0	$0	$0	$26,602	(3)	$53,131

Robert A. Taubman	$74,825	$74,925	0	$0	$0	$14,686		$164,436

Dennis M. Weibling	$84,575	$74,925	0	$0	$0	$7,345		$166,845

Diana Taylor	$66,325	$74,925	0	$0	$0	$6,735		$147,985

John Angelo	$61,075	$74,925	0	$0	$0	$6,735		$142,735

James R. Murdoch(5)	$12,285	$18,743	0	$0	$0	$323		$87,533

Daniel Meyer	$57,325	$74,925	0	$0	$0	$1,735		$133,985

Marsha Simms	$55,825	$74,925	0	$0	$0	$1,735		$132,485

Steven Dodge (6)	$45,068	$56,182	0	$0	$0	$12,500	(7)	$113,750

(1)	Consists of awards in the form of shares of common stock or Deferred Stock Units pursuant to the Directors Plan. The amounts in this column represent the dollar value of the Deferred Stock Units earned during 2012 by each director, calculated using the Closing Share Price on the business day immediately preceding the date of grant.

(2)	Except as otherwise noted, these amounts consist of dividend equivalent rights earned on Deferred Stock Units during 2012.

(3)	With respect to Mr. Sovern, this amount includes a one-time $75,000 payment upon his retiring as Chairman of the Board (he remains on the Board) in recognition of his years of service in that position and, with respect to Mr. Stewart, this amount includes a one-time $25,000 payment upon his retirement from the Board in recognition of his years of Board service.

(4)	This amount includes a $103,012 consulting services fee. See “Certain Relationships and Related Party Transactions” below.

(5)	Mr. Stewart and Mr. Murdoch served as directors until the May 8, 2012 Annual Meeting of the Stockholders of the Company.

(6)	Mr. Dodge was elected as a director at the May 8, 2012 Annual Meeting of the Stockholders of the Company.

(7)	This amount consists of a pro-rated portion of Mr. Dodge’s annual Lead Independent Director Fee for the period in which he served in this position during 2012.

Non-Employee Director Equity Compensation

Under the Directors Plan, the Company issues $75,000 in shares of common stock annually to each non-employee director, to be paid quarterly based on the closing price per share on the business day immediately preceding the regular quarterly issuance date. A director may elect to defer all or a portion of this common stock payment and receive Deferred Stock Units that accrue dividend equivalents in the form of additional Deferred Stock Units. Upon a director’s termination of Board service, the Deferred Stock Units held by the director will be settled on a one-for-one basis in shares of common stock.

Non-Employee Director Cash Compensation

Cash Compensation Program Through May 15, 2012

Each non-employee director received a $25,000 annual cash payment, payable quarterly, and a per meeting fee of $1,500 for Board and Board Committee meetings attended. In addition, the Company paid an annual fee of $12,500 to the Chairman of the Audit Committee and an annual fee of $10,000 to the Chairman of the Compensation Committee. The Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Finance Committee each received an annual fee of $5,000. The Chairman of the Board received an annual fee of $75,000 for serving in that position.

Cash Compensation Program After May 15, 2012

The Board increased the annual cash payment to $50,000, eliminated fees based on meeting attendance, and instituted annual retainers of $10,000 for each Audit Committee and Compensation Committee member and $5,000 for each Nominating and Corporate Governance Committee and Finance Committee member. Additionally, the Board increased the annual fees paid to committee chairmen to the following amounts: Audit Committee Chairman—$20,000; Compensation Committee Chairman—$15,000; Nominating and Corporate Governance Committee Chairman—$7,500; and Finance Committee Chairman—$7,500.

Since his appointment as Lead Independent Director, Mr. Dodge continues to receive the described annual cash payment as well as an annual Lead Independent Director fee of $75,000, payable in quarterly installments. Mr. Dodge’s Lead Independent Director fee is inclusive of fees for serving on Board committees and as a committee chair.

Non-Employee Director Deferral of Compensation

Each non-employee director is eligible to defer up to 100% of director cash compensation in accordance with the terms of the Company’s Deferred Compensation Plan. Unlike Company employees, non-employee directors are not eligible to receive matching or profit-sharing allocations from the Company with respect to their deferred compensation.

Director Stock Ownership and Holding Policy

In order to increase the alignment of non-employee director interests with stockholder interests the Board of Directors adopted policies in 2007 with respect to stock ownership by non-employee directors. The Board believes that this approach is consistent with good corporate governance principles as it demonstrates the willingness of directors to allow a portion of their compensation to be “at risk” as evidence of their commitment to the Company’s long term success.

1. Non-employee directors are required to own shares of Sotheby’s common stock or Deferred Stock Units having a fair market value equal to at least $250,000.

2. To the extent that any existing non-employee director did not meet this ownership requirement as of its effective date in 2007, such director was permitted a period of up to five years to meet this ownership requirement. Any non-employee director first elected to the Board of Directors after this policy’s effective date is permitted a period of up to five years to meet this ownership requirement.

3. To the extent that a non-employee director receives shares of common stock under the Directors Plan, that director may neither sell nor otherwise transfer any such shares until the earlier of: (i) the expiration of a period of three years from the date of the issuance of those shares to that director, and (ii) the date on which the director terminates his or her service on the Board.

Based on the Record Date closing NYSE common stock price of $38.64 per share, all non-employee directors are in compliance with this policy. Other than Mr. Meyer and Ms. Simms, who joined the Board less than two years ago, all non-employee directors have also met the ownership requirement.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Board of Directors of the Company is composed of four independent directors, each of whom meets the criteria for “independence” under applicable rules of the SEC and the NYSE, and operates under a written charter adopted by the Board of Directors. As set forth in its charter, which is available through the following hyperlink, http://www.sothebys.com/en/inside/corporate-governance/audit-committee.html, the Audit Committee (among other responsibilities) oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management is primarily responsible for the Company’s internal controls and for preparing the Company’s financial statements contained in the Company’s public reports. The Company’s independent auditor, the registered public accounting firm of Deloitte & Touche LLP, is responsible for expressing opinions on the Company’s consolidated financial statements and on the effectiveness of the Company’s internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has reviewed and discussed with each of management and Deloitte & Touche LLP, as appropriate, the Company’s audited consolidated financial statements, the effectiveness of the Company’s internal control over financial reporting and, finally, the independent auditor’s opinions on, respectively, the Company’s audited consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Auditing Standard AU Section 380 (Communication with Audit Committee) and the applicable requirements of the PCAOB concerning independence. The Audit Committee has concluded that Deloitte & Touche LLP is “independent” from both the Company and management within the meaning of applicable requirements of the SEC and the PCAOB.

Based on the foregoing considerations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2012 be included in the Company’s 2012 Annual Report for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Dennis M. Weibling (Chairman)

Michael Blakenham

Allen Questrom

Marsha E. Simms

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities with the SEC. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during the Company’s most recent fiscal year, and Forms 5 with respect to the Company’s most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary, by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2012, except that a Form 4 for Ms. Middleton was inadvertently filed one business day late on March 12, 2012 with respect to the sale of 1,034 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Specific Relationships and Related Party Transactions

The Company pays the Duke of Devonshire an annual consulting fee of 65,000 British Pounds ($103,012) for consulting services. A subsidiary of the Company has paid to Chatsworth House Trust, of which the Duke is a director, approximately £140,702 ($222,985) for a selling exhibition held at Chatsworth in 2012 and approximately £6,962 ($11,033) to the Chatsworth Settlement Trustees, a trust of which the Duke is a beneficiary, for a 2012 client-related special event. In addition, a Company subsidiary and Chatsworth House Trust entered into an agreement, dated August 14, 2012, but commencing in 2013, to stage two annual exhibitions at Chatsworth for a total fee of £250,000 per calendar year as well as applicable value-added tax and installation and deinstallation costs. This agreement has a five-year term. This arrangement replaces the previous annual selling exhibitions that occurred during 2012 and in prior years that had a revenue sharing component between the parties rather than a flat fee.

From time to time, officers, directors and principal stockholders of the Company and members of their immediate families purchase or sell property through the Company at public auction or in private transactions in the ordinary course of business. In addition, the Company may engage in various business transactions in the ordinary course of business with and make charitable contributions to museums and other arts organizations for which Company directors serve as trustees or directors.

Related Party Transactions Policy

Formal Written Policy

Since 2008, the Board has had a written Sotheby’s Related Party Transactions Policy. This policy does not supersede the Company’s obligations under Delaware law and its Code of Business Conduct and Ethics described below, but is intended to supplement those obligations. The Board has delegated the power to administer, enforce and modify this policy to its Nominating and Corporate Governance Committee. This policy requires that the committee approve or ratify Company transactions in which a related party or 5% or greater Company stockholder has a material direct or indirect financial interest.

Any executive officer or director who learns of a potential or existing related party transaction must report it to the Company’s Worldwide General Counsel or his designee, who will determine whether the transaction should be referred to the Nominating and Corporate Governance Committee for action. For pre-approval of transactions only, the committee Chairman is authorized to act for the committee between its regularly scheduled meetings. In reviewing a transaction, the committee (or its Chairman) will consider the following, among other possible factors:

•	The entire fairness of the transaction to the Company

•	The magnitude of the benefit for the related party

•	The feasibility of alternative transactions

•	How the benefits to the related party compare to similar transactions conducted at arms’ length by the Company

•	The potential disqualification of a director or director nominee from being deemed “independent” under NYSE rules and applicable legal or other requirements

Related Party Transactions under Delaware Law

As a Delaware corporation, Sotheby’s is required to adhere to Section 144 of the Delaware General Corporation Law concerning transactions of a Delaware corporation with its directors and officers. The law provides that related party transactions are not void or voidable if:

•

The material facts regarding the interested party’s relationship to or interest in the transaction are known or disclosed to the board or relevant committee or stockholders and, acting in good faith (i) a majority of disinterested directors (even if less than a quorum) of the board or relevant committee approve the transaction, or (ii) the stockholders entitled to vote on the matter approve the transaction; or

•	The transaction is fair to the corporation when authorized, approved or ratified by the board, relevant committee or stockholders.

Sotheby’s Code of Business Conduct and Ethics

Sotheby’s Code of Business Conduct and Ethics requires that all Company employees, including executive officers, must report potential conflicts of interest to the Company’s Worldwide Director of Compliance.

Related Party Transactions and Director Independence

The Board of Directors also reviews related party transactions in the context of making annual independence determinations regarding directors. The Company obtains information to assist the Board in these determinations in part pursuant to Directors and Officers Questionnaires completed annually by all directors, director nominees and executive officers.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been the independent registered public accounting firm for the Company since 1983. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm for 2013. Although shareholder approval of the appointment is not required by law and is not binding on the Audit Committee, the Committee will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the Meeting.

The Company expects that representatives of Deloitte & Touche LLP will be present at the Meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects such representatives of Deloitte & Touche LLP to be available at that time to respond to appropriate questions addressed to the officer presiding at the Meeting.

Independent Auditors’ Fees

The following table summarizes the aggregate fees billed to Sotheby’s by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) related to the years ended December 31, 2012 and 2011:

	2012	2011
Audit fees	$3,945,152	$3,384,750
Audit related fees	40,000	39,000
Tax fees	260,583	200,292
All other fees	-	-

Total	$4,245,735	$3,624,042

In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Sotheby’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board. See below for detailed information related to the services provided by the Deloitte Entities.

Audit Fees

These amounts represent fees for the audit of Sotheby’s annual consolidated financial statements, the review of financial statements included in Sotheby’s quarterly reports on

Form 10-Q, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, and similar engagements during the year, such as comfort letters, attest services, consents, and the review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of Sotheby’s consolidated financial statements and statutory audits that non-U.S. jurisdictions require.

Audit Related Fees

These amounts include fees for: (i) the review of Sotheby’s Proxy Statement, (ii) audit procedures required by the mortgage for 1334 York Avenue, Sotheby’s headquarters building in New York, and (iii) audit procedures for New York City real estate tax filings related to 1334 York Avenue.

Tax Fees

These amounts include fees for tax compliance and tax planning and advice. Fees for tax compliance services totaled $137,623 in 2012 and $148,777 in 2011. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document and compute amounts to be included in tax filings and consist of: (i) federal, state and local income tax return assistance, (ii) assistance with tax return filings in certain foreign jurisdictions, and (iii) assistance with domestic and foreign tax audits and appeals. Fees for tax planning and advice services totaled $122,960 in 2012 and $51,515 in 2011. Tax planning and advice includes value added tax advice, as well as advice in 2012 related to Sotheby’s newly formed joint venture with Beijing GeHua Art Company.

Ratio of Tax Planning and Advice Fees and All Other Fees to Audit Fees, Audit Related Fees and Tax Compliance Fees

In 2012 and 2011, the ratio of tax planning and advice fees and all other fees to audit fees, audit related fees, and tax compliance fees was 0.03:1 and 0.01:1, respectively.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring the pre-approval of all audit and permissible non-audit services provided to Sotheby’s by the Deloitte Entities. The policy provides for pre-approval of audit, audit related and tax services specified by the Audit Committee. The Audit Committee may delegate to one or more of its members authority to pre-approve permissible services, consisting of audit services, audit related services, and tax services. Any pre-approval decision made by such designated member(s) shall be reported to the Audit Committee at its next regularly scheduled meeting.

Vote Required

The approval of this Proposal 2 requires the affirmative vote of a majority of the votes that could be cast by the stockholders present in person or represented by proxy and entitled to vote.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM RATIFICATION PROPOSAL.

PROPOSAL 3—APPROVAL OF SECOND AMENDED AND RESTATED SOTHEBY’S RESTRICTED STOCK UNIT PLAN

General

We are asking our stockholders to approve a Second Amended and Restated Sotheby’s Restricted Stock Unit Plan (the “Revised Restricted Stock Unit Plan”). The principal amendments to the existing Restricted Stock Unit Plan are to:

•	increase the maximum number of shares authorized for issuance under the Restricted Stock Unit Plan by 3,000,000 shares, to a total of 9,500,000 shares; and

•

extend, from April 29, 2013 to April 28, 2023, the ability to have available for future grants any shares withheld from payment of a participant’s award in satisfaction of tax withholding requirements.

The Restricted Stock Unit Plan was last approved by our stockholders at the annual meeting in 2006. As of March 15, 2013, there were outstanding awards of 1,892,227 shares underlying restricted stock units and there were 835,227 shares available for future grants. If the Revised Restricted Stock Unit Plan is adopted, the number of shares available for grant will increase by 3,000,000, from 835,227 to 3,835,227.

The Company also has the following additional equity plans: (1) Sotheby’s 1997 Stock Option Plan last approved by stockholders in 2000 (“Option Plan”) and (2) Sotheby’s Amended and Restated Stock Compensation Plan for Non-Employee Directors approved by stockholders in 2010 (“Director Plan”). As of March 15, 2013, the Option Plan has 251,250 stock options outstanding and 35,350 available for issuance. As of March 15, 2013, the Director Plan has 171,041 Deferred Stock Units outstanding (settled for an equal number of shares when a director terminates service on the Board) and 44,336 shares available for issuance.

An amendment to the Restricted Stock Unit Plan permits shares that are withheld from payment of an award for tax withholding on settlement to be available for future grants for another ten years. The Company is seeking approval of the Revised Restricted Stock Unit Plan so that the Company will not lose the ability to use withheld shares for future grants after April 29, 2013.

Reasons to Approve the Revised Restricted Stock Unit Plan

Stockholder approval is required for the Revised Restricted Stock Unit Plan under New York Stock Exchange rules. Our Board of Directors believes that increasing the number of shares available under the Restricted Stock Unit Plan is necessary to allow us to continue to utilize restricted stock unit awards to retain and attract the services of key employees essential to our growth and success. Our employees are our most valuable asset and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. Our Board believes that such equity incentives help us to remain competitive with regard to retaining and attracting qualified individuals, and as the restricted stock units that we have been recently granting are performance restricted stock units subject to achievement of corporate financial goals, to incentivize employees to achieve those goals.

Additionally, the Revised Restricted Stock Unit Plan extends for another ten years the provision permitting the use of shares withheld for tax withholding for future grants which further increases the flexibility of the Restricted Stock Unit Plan for incentive grants. In furtherance of these objectives, the Board and its Compensation Committee has approved the Revised Restricted Stock Unit Plan effective March 1, 2013, subject to the approval of the stockholders at the Annual Meeting.

In approving the increased share amount, the Board of Directors and the Compensation Committee considered the dilutive effect on stockholders, sometimes referred to as “overhang,” shareholder value transfer, and historic burn, or share usage, rates under the Restricted Stock Unit Plan and the Revised Restricted Stock Unit Plan. The Board and Compensation Committee determined that the increased share amount is an appropriate amount to reserve for future issuance under equity awards to key employees.

If the stockholders do not approve the Revised Restricted Stock Unit Plan, the Company would need to use cash awards as long-term incentives instead of equity awards, which are more aligned with stockholder interests than cash awards.

The Company has registered with the SEC on Form S-8 Registration Statements the shares of common stock currently issuable under the Restricted Stock Unit Plan. If the Revised Restricted Stock Unit Plan is approved by our stockholders, the Board intends to cause the additional shares of Common Stock that will be available for issuance under the Revised Restricted Stock Unit Plan to be registered with the SEC prior to grant or vesting of any awards on such additional shares.

The Revised Restricted Stock Unit Plan also eliminates equity awards in the form of restricted stock and restricted stock entitlements so that all equity awards will be in the form of restricted stock units. As amended, the Restricted Stock Unit Plan also eliminates the Restricted Stock Unit Plan’s French Sub-Plan.

Summary of the Revised Restricted Stock Unit Plan

The following is a summary of the material terms of the Revised Restricted Stock Unit Plan. The summary does not purport to be a complete description of the Revised Restricted Stock Unit Plan and is qualified in its entirety by reference to the full text of the Revised Restricted Stock Unit Plan, a copy of which is attached as Annex A to this proxy statement.

Purpose

The Revised Restricted Stock Unit Plan is designed to promote the interests of the Company and our stockholders by providing certain employees with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Company and attracting and retaining the best available personnel to participate in our ongoing business operation.

Eligibility

The Compensation Committee of the Board of Directors determines the employees who shall be eligible to receive grants taking into account the nature of the services rendered by such employees, their present and potential contributions to our success and such other factors as the Compensation Committee in its discretion shall deem relevant.

Grants of Awards

Grants of restricted stock units will be made by the Compensation Committee composed of directors who are non-employee directors within the meaning of Rule 16b-3 of the Securities and Exchange Act and outside directors within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee also generally has the authority to administer the Revised Restricted Stock Unit Plan.

Shares Subject to the Revised Restricted Stock Unit Plan and Revised Restricted Stock Unit Plan Limits

The aggregate number of shares of our Common Stock that are reserved for issuance of restricted stock unit awards under the Restricted Stock Unit Plan is 6,500,000 subject to increase to 9,500,000 shares if stockholders approve the Restricted Stock Unit Plan. As of March 15, 2013, 835,227 shares remained available for grant from the currently available authorized number of shares. Additionally, the Revised Restricted Stock Unit Plan limits the maximum aggregate number of shares which may be granted pursuant to restricted stock unit awards to any one employee in any 36 month period to 1,000,000 shares.

If a restricted stock unit award is forfeited, surrendered, expires or is terminated without a distribution of shares to the participant, the shares subject to the award are returned to the available pool of shares reserved for issuance. Shares used to satisfy tax withholding obligations are also added back to the reserve available for future grants, but may be so added back after April 28, 2013 only if stockholders approve the Revised Restricted Stock Unit Plan described herein.

Restricted Stock Units

A restricted stock unit entitles the holder thereof to receive shares of Common Stock at the end of a specified vesting period. Restricted stock units are subject to such restrictions as the Compensation Committee may impose. Such restrictions will lapse as the Committee may determine, including upon the achievement of performance criteria. Except as otherwise determined by the Compensation Committee, restricted stock units subject to vesting will be forfeited upon termination of employment during any applicable deferral period.

The Restricted Stock Unit Plan has been amended effective March 1, 2013 to provide that all awards shall be made in the form of restricted stock units and to eliminate the ability to make grants in restricted stock. Since 2011, all equity awards under the Restricted Stock Unit Plan have been made in the form of performance restricted stock units. For the foreseeable future, the Company intends to continue to make all equity awards in the form of performance restricted stock units in order to further strengthen the alignment of interests between key employees and stockholders and so that the Company will ultimately incur expense only if related to achievement of the performance target, i.e., expense will coincide with affordability.

The Revised Restricted Stock Unit Plan allows for awards to contain corporate or individual performance criteria including, but are not limited to, achievement of corporate pre-tax earnings thresholds, designated levels or changes in total shareholder return, net income, return on equity, return on assets, EBIDTA, or such other financial measures or performance criteria as the Committee may select. Such restrictions are set forth in a participant’s award agreement.

Under the stockholder-approved Sotheby’s Executive Bonus Plan, certain senior-level key executives are eligible to receive a bonus in the form of cash and/or equity if the applicable performance goals are met. Restricted stock units may be granted under the Revised Restricted Stock Unit Plan as payment of the performance bonuses earned under the Executive Bonus Plan and are subject to performance criteria set forth in the Executive Bonus Plan. Such awards are intended to be “performance-based compensation” under the provisions of Internal Revenue Code Section 162(m). Since 2011, these equity awards have been made in the form of performance restricted stock units.

Dividend Equivalents

Dividend equivalents may be granted under the Revised Restricted Stock Unit Plan entitling the holder to receive cash or shares of Common Stock equal in value to dividends paid with respect to shares underlying restricted stock units. For grants of performance restricted stock units, dividend equivalents will accrue throughout the vesting period specified in the award agreement but will only be paid as the restricted stock units are paid.

Non-transferability

Awards under the Revised Restricted Stock Unit Plan will not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or legal representative.

Capital Structure Changes

If the Company effects a subdivision or consolidation of shares or other capital readjustment, stock dividend or other increase or reduction of the number of outstanding shares of Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Revised Restricted Stock Unit

Plan, then the number of shares subject to the Revised Restricted Stock Unit Plan, the number of shares underlying restricted stock units granted, and the number of shares of Common Stock available for future restricted stock unit awards shall be proportionately adjusted by the Committee.

Amendment and Termination

The Revised Restricted Stock Unit Plan may be amended, suspended or discontinued by the Compensation Committee at any time. The Board may seek stockholder approval of any amendment to the extent deemed necessary or advisable by applicable law, including requirements of the New York Stock Exchange or any other exchange on which our securities may be listed.

Effective Date and Term

The Revised Restricted Stock Unit Plan shall be effective March 1, 2013 if approved by the stockholders.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income taxes of awards that may be granted under the Revised Restricted Stock Unit Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Restricted Stock Units

A recipient of a restricted stock unit award will generally recognize ordinary income tax at the time of payment equal to the value of the underlying stock. The Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognized ordinary income subject to the limitations of Internal Revenue Code Section 162(m). Section 162(m) generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (i.e., the chief executive officer and any of the three other most highly compensated executive officers except for the chief financial officer) to no more than $1,000,000. Certain awards based solely on performance objectives set forth in a plan approved by stockholders are generally exempt from this limitation. Revised Restricted Stock Unit Plan awards to covered employees will not be eligible for the performance-based exception to the Section 162(m) limitation unless earned under the Executive Bonus Plan discussed above.

Dividend Equivalents

Dividend equivalents generally will be taxed at ordinary income rates when paid. The Company will generally be entitled to a federal income tax deduction at the same time, subject to the limitations of Section 162(m).

New Plan Benefits

The benefits and amounts that will be received or allocated to participants under the Revised Restricted Stock Unit Plan are not determinable. The Compensation Committee has the discretion to determine which employees will be designated as participants (which may change from year to year). In addition, amounts that will be received by or allocated to designated participants as payment for awards under the Executive Bonus Plan will be based on the achievement of performance goals. As a result, the benefits to be received by or allocated to any eligible employee is not determinable.

The following table sets forth performance share units that were granted in 2013 to each of the following with respect to 2012 under the Restricted Stock Unit Plan: (i) each of our named executive officers; (ii) all current executive officers as a group; (iii) all of our current directors as a group; and (iv) all of our other employees, including all current officers who are not executive officers as a group.

Name	Dollar Value ($)	Number of Shares Subject to PSUs (#)

William F. Ruprecht	$3,424,350	95,786
William S. Sheridan	$396,253	11,084
Bruno Vinciguerra	$836,550	23,400
Kevin Ching	$308,201	8,621
Mitchell Zuckerman	$275,204	7,698
Executive Officers as a group (12 people)	$6,549,795	183,211
Non-Executive Director Group (11 people)*	$0	0

All Other Non-Executive Officers and
Employees, as a Group (132 people)	$17,869,756	500,031

* Equity grants to Non-Executive Directors are made pursuant to the Directors Plan.

Recommendation of the Board of Directors

The Board of Directors believes that approval of the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan is in the best interest of our stockholders, because the granting of restricted stock units promotes the correspondence of long-term interests between our key employees and our stockholders. The use of performance restricted stock units is an incentive to our key employees to help attain corporate goals and further aligns the interests of key employees and stockholders. In addition, the ability to grant these equity awards will assist us in continuing to attract and retain the services of outstanding management and will enable us to use this type of incentive compensation at levels commensurate with our peers while conserving cash resources. In the event the stockholders fail to approve the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan, the Company would need to use cash awards as long-term incentives instead of equity awards, which are more aligned with stockholder interests than cash awards.

Vote Required

The approval of this Proposal 3 requires the affirmative vote of a majority of the votes that could be cast by stockholders present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF

THE SECOND AMENDED AND RESTATED SOTHEBY’S RESTRICTED STOCK UNIT PLAN.

PROPOSAL 4—ADVISORY VOTE ON NEO COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is providing stockholders with the opportunity to vote on an advisory basis whether to approve the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and associated tables and narrative of this Proxy Statement. In making a voting decision, stockholders may wish to review the Company’s compensation policies and decisions regarding its NEOs contained in the Compensation Discussion and Analysis that appears earlier in this Proxy Statement.

Sotheby’s executive compensation program consists of a mix of base salary, incentive opportunities (annual cash bonus and long-term incentive equity awards), retirement benefits, and other benefits described in detail in the Compensation Discussion and Analysis above. These compensation elements are intended to maintain Sotheby’s competitive position in the market by enabling the Company to attract and retain key talent in the unique and complex global fine art auction business, while concentrating a majority of NEO compensation in performance-based cash and equity programs that align NEO interests with those of Company stockholders. The Compensation Committee’s intent in creating and implementing the executive compensation program is to provide incentives for Company leadership to meet and exceed high individual and corporate performance standards both annually and in the longer term, without encouraging excessive risk-taking.

In spite of an uncertain global economy, Sotheby’s had a very profitable 2012 with net income of $108 million. However, when compared to 2011, net income decreased 37% as the prior year benefitted from an unprecedented level of auction sales from unique single-owner collections and a non-recurring income tax benefit of $14 million. In addition, in 2012, the Company incurred a $15 million pre-tax bond redemption loss associated with a long-term debt refinancing, which will reduce Sotheby’s interest expense by approximately $5 million per year, beginning in 2014.

These historically strong results for Sotheby’s shareholders were accomplished under the leadership of the NEOs who helped to navigate the difficult economic environment and also provided strong leadership that resulted in numerous important achievements in 2012 such as:

•	Increasing private sales revenues by 10% over 2011;

•	Increasing Financial services revenues by 47% as a result of the growth of Sotheby’s portfolio of art-backed client loans;

•	Revamping the post-sale client experience in key sales centers;

•	Becoming the first international auction house to hold an auction in mainland China through a new joint venture that will strategically enhance Sotheby’s long-term presence in that important market;

•

Engaging in other growth initiatives in the Chinese market, including the expanded use of Chinese language on the Sothebys.com website, Chinese e-catalogues, and an expanded footprint in Hong Kong which will enable increased auction and private selling activities ;

•	Continuing to significantly reduce Sotheby’s financial and liquidity exposure to auction guarantees through risk sharing arrangements.

These strategic achievements should provide Sotheby’s with a solid platform for growth as well as a more diversified revenue stream in future years. The Board of Directors believes that these achievements were facilitated in part by the NEO compensation program, which provides incentives to NEOs to improve their individual and Company performance while also encouraging measured and sound leadership that strongly aligns the interests of the NEOs with those of Sotheby’s shareholders. Nevertheless, consistent with Sotheby’s pay for performance philosophy, executive pay was reduced materially in respect to 2012 performance, in line with the reduction in Company financial performance. Specifically, NEO incentive compensation awarded in respect to 2012 performance decreased 28% from the prior year.

Sotheby’s is requesting that stockholders approve, in an advisory vote, the following resolution with respect to this Proposal 4:

“RESOLVED, that the stockholders approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and associated tables and narrative of this Proxy Statement.”

Vote Required

The approval of this Proposal 4 on an advisory basis requires the affirmative vote of a majority of the votes that could be cast by the stockholders present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

OTHER INFORMATION

Stockholder Proposals

Any stockholder proposal intended to be included in the Proxy Statement for the annual meeting to be held in 2014 must be received by the Secretary of the Company at 1334 York Avenue, New York, New York 10021 by the close of business on November 26, 2013. If the date of such meeting is changed by more than 30 days from May 8, 2014, the proposal must be received by the Company at a reasonable time before the solicitation of proxies for such meeting is made. Proposals should be sent to the attention of the Secretary. A person may submit only one proposal for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission’s rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof (which in the aggregate may not exceed 500 words in length) from its proxy statement and form of proxy.

Proxy Solicitation Details

The Company is paying the costs of this proxy solicitation. After the proxy solicitation materials become available via the Internet to stockholders, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company has retained Morrow & Co. for a fee of $7,500 plus expense reimbursement to assist in proxy solicitation activities. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

SUPPLEMENTAL FINANCIAL INFORMATION

Non-GAAP Financial Measures in CD&A

GAAP refers to generally accepted accounting principles in the United States of America. Included in the CD&A in this Proxy Statement is a general discussion of EBITDA, which is a non-GAAP financial measure. EBITDA should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company defines EBITDA as net income (loss), excluding income tax expense (benefit), interest expense, interest income and depreciation and amortization expense. The Company cautions users of its financial statements that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate EBITDA in the same manner. The Company believes that EBITDA provides an important supplemental measure of its performance and that it is a measure that may be used by securities analysts, investors, financial institutions and other interested parties in the evaluation of the Company. The Company also utilizes EBITDA in analyzing its performance and in the determination of annual incentive compensation.

Annex A

SECOND AMENDED AND RESTATED SOTHEBY’S

RESTRICTED STOCK UNIT PLAN

(Effective As Of March 1, 2013)

SECOND AMENDED AND RESTATED

SOTHEBY’S RESTRICTED STOCK UNIT PLAN

(Effective As Of March 1, 2013)

A-i

A-ii

SOTHEBY’S SECOND AMENDED AND RESTATED

RESTRICTED STOCK UNIT PLAN

(Effective As Of March 1, 2013)

Article 1

Background, Amendment, Purpose and Term

1.1    Establishment of Original Plan and Second Amended and Restated Plan.    The Sotheby’s Holdings, Inc. 2003 Restricted Stock Plan (the “Plan”) was originally established effective May 1, 2003. The Plan was amended and restated in 2006 in connection with the 2005 recapitalization of Sotheby’s Holdings, Inc. and its subsequent reincorporation in the State of Delaware as Sotheby’s. Effective February 1, 2009, the Plan was renamed the Sotheby’s Restricted Stock Unit Plan and amended and restated. Subject to stockholder approval, this Second Amended and Restated Sotheby’s Restricted Stock Unit Plan is effective as of March 1, 2013.

1.2    Plan Amendments.    The Plan is hereby amended and restated effective as of March 1, 2013 to(a) increase the number of reserved shares for issuance by 3,000,000 shares to permit future grants; (b) renew the provision permitting the reissuance of shares withheld upon vesting or settlement for income tax withholding for an additional ten years; and (c) eliminate Restricted Stock, Restricted Stock Entitlements and the French Sub-Plan.

1.3    Purpose of Plan.    The purpose of the Plan is to promote the interests of the Corporation and its shareholders by providing certain Employees of the Corporation with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Corporation and its Subsidiaries and attracting and retaining the best available personnel to participate in the ongoing business operations of the Corporation and its Subsidiaries.

1.4    Adoption and Term.    The Plan has been approved by the Board of Directors of the Corporation. The Plan will remain in effect until terminated or abandoned by action of the Board of Directors.

Article 2

Definitions

In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms “he,” “his,” and “him” shall refer to a Participant, and the capitalized terms shall have the following meanings:

2.1    “Articles of Incorporation” means the Articles of Incorporation of the Corporation, or other similar document of any successor to the Corporation, as the same may be amended from time to time.

2.2    “Award” means individually or collectively, a grant of Restricted Stock Units under this Plan.

2.3    “Award Agreement” means an agreement entered into by each Participant and the Corporation, setting forth the terms and provisions applicable to Awards granted to Participants under the Plan.

2.4    “Beneficiary” means (i) an individual, trust, or estate, who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of a Participant under the Plan upon the Participant’s death; or (ii) an individual who, as a result of designation by a Participant, succeeds to the rights and obligations of such Participant under the Plan and the Award Agreement upon such Participant’s death.

2.5    “Board of Directors” means the Board of Directors of the Corporation.

2.6    “Business Day” means any Day on which the New York Stock Exchange is open for trading.

2.7     “Change in Control” means the date upon which: (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”), shall become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Common Stock of the Corporation enabling such Person to elect a majority of the members of the Board of Directors of the Corporation; or (ii) the individuals who constitute the Board (the “Incumbent Board”) cease for any reason within any period of 12 consecutive months to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then compromising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board.

2.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

2.9    “Common Stock” means Corporation, par value $0.01 per share.

2.10    “Compensation Committee” or “Committee” means the Compensation Committee established by the Board of Directors, or such other committee as the Board may establish and assign the responsibility of administering this Plan.

2.11    “Confidential Information” means, with respect to the Corporation and its Subsidiaries, any confidential information regarding the financial situation and particular needs of the Corporation and its Subsidiaries as well as of, or relating to, their customers and clients (including, without limitation, consignors, buyers and principals), the identity of such Persons, client lists, documents and information regarding the Corporation’s and any Subsidiary’s sales data, marketing, operational and appraisal techniques, contracts, pricing, costs and profits, and any other information maintained as proprietary or as trade secrets or as confidential.

2.12    “Corporation” means Sotheby’s, a Delaware corporation, and any successor in interest to the business of the Corporation that has, by agreement, adopted the Plan.

2.13    “Date of Grant”, with respect to an Award, means the date on which the Compensation Committee grants such Award pursuant to the Plan.

2.14    “Day” means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

2.15    “Disability” or “Disabled” means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. The Disability of an Employee and the date upon which an Employee ceases to be employed by reason of Disability shall be determined by the Compensation Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee deems necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Award Agreement.

2.16    “Employee” means an individual who is and continues to be employed (within the meaning of section 3401 of the Code and the regulations promulgated thereunder) by the Corporation or a Subsidiary (while a corporation continues to be a Subsidiary) including officers (whether or not they may also be directors) of the Corporation or a Subsidiary. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation or a Subsidiary for any reason, including death, Disability, Retirement, or with or without cause. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Compensation Committee, in its sole discretion.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18    “Executive Bonus Plan” means the Sotheby’s Executive Bonus Plan, most recently amended as of January 1, 2013, and as it may be further amended from time to time.

2.19    “Fair Market Value” means the value of the underlying shares of Common Stock subject to the Restricted Stock Unit, determined for a particular date as follows:

(a)    if the Common Stock is listed or admitted for trading on any United States national securities exchange, the value of each share underlying the Restricted Stock Unit shall be the closing price per share of Common Stock on such exchange (or, if listed on more than one United States exchange, the principal said exchange) on the relevant Valuation Date hereunder;

(b)    if paragraph (a) is not applicable, the value of each share underlying a Restricted Stock Unit shall be the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied, on the last day of the relevant Fiscal Year immediately preceding the relevant date hereunder, or such other date as the Committee shall select.

(c)    for purposes of determining taxation of the Restricted Stock Units issued to U.K. employees, the definition of Fair Market Value may be adjusted as required by the Shares Valuation Division of the U.K. Inland Revenue.

2.20    “Fiscal Year” means the fiscal year of the Corporation.

2.21    “Fractional Share” means a portion of, or less than the whole of, a share of Common Stock.

2.22    “Participant” means an Employee who has an outstanding Award granted under this Plan.

2.23    “Period of Restriction” means the period during which the transfer of shares of Common Stock subject to a Restricted Stock Unit Award is subject to a substantial risk of forfeiture or limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Compensation Committee, in its discretion) as provided in Section 6.2 or 7.3.

2.24    “Person” or “Persons” means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

2.25    “Plan” means the Sotheby’s Restricted Stock Unit Plan as amended and restated effective as of March 1, 2013, as such plan may be amended from time to time.

2.26    “Reporting Person” means any and all Employees subject to Section 16 of the Exchange Act.

2.27    “Restricted Stock Units” means an Award of a hypothetical share of Common Stock granted to a Participant pursuant to Article 6. The Restricted Stock Unit Award represents the right to receive a payment upon vesting or other lapse of restrictions of the numbers of shares of Common Stock covered by the Award. The value of each Restricted Stock Unit is equal to the value of one share of Common Stock on the relevant Valuation Date. Restricted Stock Units are settled only in shares of Common Stock and not in cash.

2.28    “Retirement” means the termination of employment by an Employee after the attainment of the age of sixty-five (65) years or upon such earlier date as required by local law or as otherwise determined or approved by the Compensation Committee and under any other conditions the Committee may add including, but not limited to, a minimum length of service requirement.

2.29    “Section 162(m) Subcommittee” shall be a Subcommittee of the Compensation Committee comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a “non-employee director” as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and (ii) an “outside director” as that term is defined and interpreted pursuant to section 162(m) of the Code and the regulations thereunder. The purpose of the Section 162(m) Subcommittee is to approve Restricted Stock Unit Awards to “covered employees” (as defined in Code Section 162(m)) so that the Restricted Stock Units can qualify as performance-based compensation under Code Section 162(m).

2.30    “Securities Act” means the Securities Act of 1933, as amended.

2.31    “Subsidiary” means any corporation at least 50% of the total combined voting power of which is owned by the Corporation or another Subsidiary.

2.32    “Transfer” means any assignment, sale, transfer, conveyance, mortgage or other encumbrance, pledge, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

2.33    “Valuation Date” means, with respect to an Award of Restricted Stock Units, the Business Day immediately preceding either (a) the vesting date or (b) any other event applicable to such Award. Whenever reference is made to a Valuation Date, it shall mean, with respect to the Common Stock, the value at the close of trading on such Valuation Date, and with respect to any other item, midnight in New York City, New York at the end of such Valuation Date.

Article 3

Administration

3.1    Administration.    The Plan shall be administered by the Committee in accordance with this Article 3. Subject to the terms and conditions of the Plan, the Committee or the Section 162(m) Subcommittee as applicable shall have the sole discretionary authority:

(a)	to authorize the granting of Restricted Stock Unit Awards;

(b)

to select any Reporting Persons who are to be granted Restricted Stock Units under the Plan and to determine, subject to the limitations provided in Section 6.1 hereof, the number of Restricted Stock Units to be granted to each Reporting Person;

(c)	to construe and interpret the Plan;

(d)	to establish and modify administrative rules for the Plan;

(e)	to impose such conditions and restrictions with respect to the Restricted Stock Unit Awards, not inconsistent with the terms of the Plan, as it determines appropriate;

(f)	to execute or cause to be executed Award Agreements; and

(g)

generally, to exercise such power and perform such other acts in connection with the Plan and the Awards and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

Action taken or not taken by the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

The Committee may delegate to one or more Persons any of its powers, other than its power to authorize the granting of Awards, hereinbefore or hereinafter provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Notwithstanding the foregoing, the Committee may not delegate a power if the delegation of such power would cause the Plan to fail to satisfy the plan administration requirements set forth in Rule 16b-3(c) promulgated under the Exchange Act or section 162(m) of the Code and the regulations promulgated thereunder. Any Person or Persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

3.2    Expenses of Administration.    The Corporation shall pay all costs and expenses of administering the Plan.

3.3    Indemnification.    The Committee, members of the Committee, and each Person or Persons designated or delegated by the Committee, and the shareholders, directors and officers of the Corporation, shall be entitled to indemnification and reimbursement from the Corporation for any action or any failure to act in connection with services performed by or on behalf of the Committee for the benefit of the Corporation to the fullest extent provided or permitted by the Corporation’s Articles of Incorporation and by any insurance policy or other agreement intended for the benefit of the Committee as a committee of the Board of Directors or otherwise, or by any applicable law.

Article 4

Shares of Common Stock Subject to the Plan

4.1    Shares Subject to the Plan.    The shares of stock underlying Restricted Stock Unit Awards granted under the Plan shall be shares of the Corporation’s authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 8.3 hereof, the aggregate number of shares of Common Stock that may be issued by the Corporation under the Plan is 9,500,000 shares of Common Stock. The number of shares of Common Stock underlying Restricted Stock Units shall not exceed the relevant number of shares of Common Stock remaining available for issuance under the Plan.

4.2    Restricted Stock Units Subject to Forfeited or Terminated Awards or Withholding Tax.    In the event that any shares of Common Stock underlying Restricted Stock Unit Awards, with respect to an outstanding Award are forfeited, surrendered, expire or are terminate for any reason before the Period of Restriction has been satisfied, all shares allocable to the forfeited or terminated portion of such Award shall again be available for Awards subsequently granted under the Plan. If a Participant elects or is deemed to have elected to have shares of stock withheld in satisfaction of tax withholding obligations prior to April 28, 2023, the withheld shares of stock shall, for purposes of this Section 4.2, be considered to have been surrendered and shall therefore be available for Awards subsequently granted under the Plan. Shares of stock withheld in satisfaction of tax withholding obligations on or after April 28, 2023 shall not be available for Awards subsequently granted under the Plan unless the surrender and reissuance of these shares is approved by shareholders, if such approval is then deemed necessary to comply with applicable rules or regulations.

Article 5

Participation

Plan Participants shall be such Employees as the Compensation Committee may select (who may include officers). In making such selections, the Committee may take into account the nature of the services rendered by such Employees, their present and potential contributions to the Corporation’s success, and such other factors as the Committee in its discretion shall deem relevant.

Article 6

Restricted Stock Units

6.1    Grant Restricted Stock Units.    The Compensation Committee may cause the Corporation to award Restricted Stock Units under the Plan, subject to such restrictions, conditions and other terms as the Compensation Committee may determine in addition to those set forth herein. Restricted Stock Units may be granted under the Plan as payment of the performance bonuses earned under the Executive Bonus Plan which are intended to be “performance-based compensation” under the provisions of Code Section 162(m). The maximum aggregate number of shares which may be granted pursuant to Awards to any one Employee during a 36-consecutive month period shall be limited to 1 million shares. For purposes of calculating the maximum number of shares of stock granted during a 36-consecutive month period to an Employee who is subject to Code Section 162(m), any shares that are granted and subsequently cancelled or surrendered during such 36-month period, including shares surrendered or cancelled for tax withholding purposes, shall continue to be counted against the maximum number of shares which may be granted to such Employee pursuant to the Plan during such period. Notwithstanding the foregoing, to the extent an adjustment is made to the Common Stock to reflect a change in the corporate capitalization of the Corporation, the additional number of Restricted Stock Units, if any, shall not be counted against the maximum number of shares which may be granted to the Participant.

6.2    Establishment of Performance Criteria and Restrictions.    Restricted Stock Unit Awards will be subject to time vesting under Section 7.3. The Compensation Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than time vesting, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Award. Corporate or individual performance criteria include, but are not limited to, achievement of corporate pre-tax earnings thresholds, designated levels or changes in total shareholder return, net income, return on equity, return on assets, EBIDTA, or such other financial measures or performance criteria as the Committee may select. Such restrictions shall be set forth in the Participant’s Award Agreement. Each Award may be subject to a different Period of Restriction as specified in the Award Agreement. Subject to Section 7.4 and except with respect to grants of Restricted Stock Units intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, the Compensation Committee may, in its sole discretion, shorten or terminate the Period of Restriction or waive any other restrictions applicable to all or a portion of such Award.

6.3    Transfer of Shares.    The Corporation will establish procedures regarding the delivery of share certificates or the transfer of shares in book entry form. None of the Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which the Restricted Stock Unit vests in accordance with Sections 6.2 and 7.3.

6.4    Voting and Dividend Equivalent Rights.

(a)

Restricted Stock Unit Awards.    Except as otherwise determined by the Compensation Committee or permitted by applicable law, holders of Restricted Stock Units shall not have the right to vote the underlying shares of stock subject to a Restricted Stock Unit Award until the Period of Restriction has lapsed and the shares have been delivered to the Participant as provided in Section 6.3. Participants will have the right to receive dividend equivalents with respect to the equivalent number of Restricted Stock Units. Such dividend equivalents shall be taxed to the Participant in accordance with applicable law. All distributions, if any, received by an Employee with respect to Restricted Stock Units as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

(b)

Restricted Stock Unit Awards with Performance-Based Restrictions.     Notwithstanding the foregoing, for grants of Restricted Stock Units with performance-based restrictions, Participants’ right to receive dividend equivalents will accrue throughout the vesting period specified in the Award Agreement but will only be paid as the Restricted Stock Units vest. Dividend equivalents, to the extent they are accrued and payable, shall be paid no later than seventy-four (74) days after the Vesting Date. Dividend equivalents shall be taxed to the Participant in accordance with applicable law. All distributions, if any, received by an Employee with respect to Restricted Stock Units as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

Article 7

Terms and Conditions of Restricted Stock Units

7.1    Award Agreements.    The terms of the Restricted Stock Units granted under the Plan shall be as set forth in a written Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under the Plan unless and until the Corporation and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Award.

7.2    Plan Provisions Control Terms.    The terms of the Plan shall govern all Restricted Stock Unit Awards granted under the Plan. In the event that any provision of an Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant, the term in the Plan shall control.

7.3    Time Vesting.    Except in the case of the death, Disability, or Retirement of a Participant, and subject to the provisions of Sections 6.2 and 7.4 hereof, the Restricted Stock Units granted under the Plan will vest in accordance with the following schedule:

Completed Years of Employment	Cumulative Vesting Percentage
From Date of Grant
1	25%
2	50%
3	75%
4 or more	100%

In the event a Participant terminates employment prior to 100% vesting or gives notice of termination or the Corporation gives notice of intent to terminate the Participant (regardless of whether or not the Participant is required to work during the notice period), any Restricted Stock Units which are not vested shall cease vesting and be forfeited immediately and permanently unless otherwise determined by the Compensation Committee which may allow vesting to continue through the notice period provided that the originally scheduled vesting and payment dates and performance requirements are not changed. However, a Participant shall be 100% vested in the event he terminates employment or gives notice of termination of employment by reason of death, Disability, or Retirement. A Participant shall also be 100% vested on the date of a Change of Control. In such events, the payment date(s) for the Restricted Stock Units will be in accordance with the applicable Award Agreement.

Notwithstanding the foregoing, for grants of Restricted Stock Units with performance-based restrictions, the Compensation Committee, in its sole discretion will determine the extent to which a Participant is entitled to vesting in the event of his death, Disability, Retirement or a Change of Control. Subject to Section 7.4, the Compensation Committee may approve Restricted Stock Unit Awards that provide alternate vesting schedules.

For purposes of this Section 7.3, account shall be taken of any adjustments made to the number of Restricted Stock Units subject to Awards as described in Section 8.3 hereof after the Date of Grant, such that the number of shares of Common Stock underlying Restricted Stock Units with respect to which a Participant is vested shall be redetermined at the time of an adjustment.

7.4    Acceleration of Vesting.    Notwithstanding anything to the contrary in the Plan, including Sections 6.2 and 7.3, the Compensation Committee, in its discretion, may accelerate, in whole or in part, the vesting schedule applicable to a grant of Restricted Stock Units; provided, however that no acceleration will result in vesting over a period of less than three (3) years unless such acceleration is on account of the Participant’s death, Disability, Retirement, termination of employment or a Change of Control.

7.5    Taxes and Withholding.    When a Participant incurs tax liability in connection with the lapse of a restriction which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay an amount required to be withheld under applicable tax laws, the withholding tax obligation will be satisfied by withholding from shares to be issued upon lapse of such restriction that number of shares of Common Stock having a Fair Market Value equal to the minimum amount required to be withheld (but in no event any more than the minimum amount required to be withheld). Generally, such shares withheld shall be returned to the reserve held by the Corporation unless the Participant opts to make payment in cash in lieu of the share withholding pursuant to procedures established by the Corporation. Additionally, the Corporation shall also be permitted to accomplish this withholding requirement by selling the number of shares of Common Stock sufficient to cover the full tax liability, and to the extent any excess amount remains after satisfying the tax liability, such amount shall be refunded to the Participant. The amount of any such withholding shall be determined by the Corporation.

7.6    Surrender of Restricted Stock Units.    Any Restricted Stock Units granted under the Plan may be surrendered to the Corporation for cancellation on such terms as the Committee and the Participant agree.

7.7    Incorporation by Reference of Articles of Incorporation.    The relevant provisions of the Articles of Incorporation are hereby incorporated by reference.

Article 8

Amendment and Termination of the Plan; Reorganizations and

Recapitalizations of the Corporation

8.1    Amendment of the Plan.    The Compensation Committee may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act and with section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted), shareholder approval of any plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation. In the event of a revision or amendment to the Plan, all outstanding Restricted Stock Units shall be adjusted to be consistent with the terms and provisions of the Plan, as revised or amended, and in such manner as the

Compensation Committee may deem equitable or as may be required pursuant to applicable law; provided, however, that except with the written consent of a Participant or as otherwise specifically provided herein with respect to a replacement plan, no amendment, suspension, termination or modification of the Plan shall alter or impair the rights of a Participant under any Award previously granted under the Plan.

8.2    Termination of the Plan.    The Compensation Committee, with the approval or at the direction of the Board of Directors, and the Board of Directors shall have the right and power to terminate the Plan at any time, and no Restricted Stock Units shall be granted under the Plan after the termination of the Plan. The termination of the Plan shall not have any other effect, and any outstanding Restricted Stock Units shall be subject to the same terms and conditions as provided in Article 7 hereof, that would have applied to such Restricted Stock Units if the Plan had not been terminated.

8.3    Reorganizations and Recapitalizations of the Corporation.

(a)    The existence of this Plan and Restricted Stock Units granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Except as hereinafter provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares underlying Restricted Stock Units granted hereunder.

(c)    The shares underlying Restricted Stock Units that may be granted hereunder are shares of Common Stock of the Corporation as presently constituted, but if, and whenever, prior to the vesting of the Restricted Stock Units and the delivery by the Corporation of the Common Stock, the Corporation shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of outstanding shares of Common Stock, without receiving compensation therefore in money, services or property, the number of shares subject to the Plan shall be proportionately adjusted, and the number of

Restricted Stock Units granted, as well as the number of shares of Common Stock available for future Restricted Stock Unit Awards, shall be adjusted as follows:

(i)	in the event of an increase in the number of outstanding shares, be proportionately increased; and

(ii)	in the event of a reduction in the number of outstanding shares, be proportionately reduced.

(d)    To the extent that any adjustment described in this Section 8.3 relates to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons, subject to obtaining the agreement of the Corporation’s auditors to such adjustments.

Article 9

Compliance With Other Laws and Regulations

9.1    Registration or Qualification of Securities.    The Plan and the grant of Restricted Stock Units under the Plan shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Each Restricted Stock Unit shall be subject to the requirement that if at any time the Compensation Committee shall determine, in its discretion, that the listing, registration or qualification of the underlying shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Restricted Stock Units, the Restricted Stock Units shall comply with any registration, qualification, consent or approval requirements as imposed by the Compensation Committee.

9.2    Representation.    The Compensation Committee may require that any Person who is granted Restricted Stock Units under the Plan represent and agree in writing that if the shares of Common Stock made subject to the Restricted Stock Units are issuable under an exemption from registration requirements, the shares will be “restricted” securities which may be resold only in compliance with the applicable securities laws, and that such Person is acquiring the shares issued for investment purposes and not with a view toward distribution.

Article 10

Restrictions on Transfer

A Participant’s rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise his rights under the Plan. No purported assignment, pledge or transfer of Restricted Stock Units granted under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported transferee or assignee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Restricted Stock Units thereunder shall terminate and become of no further effect.

Article 11

General Provisions

11.1    No Right to Continued Employment.    No Employee or any other Person shall have any claim or right to be issued Restricted Stock Units under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Restricted Stock Units pursuant to the Plan shall be deemed to constitute a contract of employment between the Corporation and any Employee or to be a condition of the employment of any Person. The Plan and any Restricted Stock Units granted under the Plan shall not confer upon any Participant any right with respect to continued employment by the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the employment of any Participant at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of a Participant is and continues to be “at will.”

11.2    Beneficiaries or Representatives of a Participant.    The Compensation Committee’s determination of death or Disability and of the right of any Person other than a Participant under the Plan shall be conclusive. The Compensation Committee, in its discretion, may require from any Person, other than a Participant, such security and indemnity as the Compensation Committee, in its discretion, deems necessary or advisable.

11.3    Elimination of Fractional Shares.    If under any provision of the Plan that requires a computation of the number of shares of Common Stock the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

11.4    Inspection of Records.    Copies of the Plan, records reflecting each Participant’s Awards, and any other documents and records that a Participant is entitled by law to inspect shall be open to inspection by the Participant and his duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

11.5    Word Meanings.    The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

11.6    Section Titles.    Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

11.7    Severability.    Whenever possible, each provision in the Plan and all Awards granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and all other Awards at any time granted under the Plan shall remain in full force and effect.

11.8    Compliance with Section 16(b) of the Securities Exchange Act.    With respect to Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee. The Compensation Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Corporation, subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

11.9    Strict Construction.    No rule of strict construction shall be implied against the Compensation Committee, the Corporation or any other Person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Compensation Committee.

11.10    Choice of Law.    All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of New York and construed in accordance therewith.

11.11    Section 409A.

(a)    Awards are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code (“Section 409A”). To the extent that any Award is subject to the requirements of Section 409A, then, with respect to such Award, the Plan and the Award Agreement will be interpreted to the maximum extent permitted by law in a manner to comply with the requirements of Section 409A.

(b)    Notwithstanding any other provision of the Plan or the Award Agreement, Awards that are subject to the requirements of Section 409A may only be paid out upon an event and in a manner that complies with Section 409A. Accordingly, any such payment that is to be made upon or as a result of a termination of employment, change in control, or disability, shall only be made if such termination of employment constitutes a “separation from service” (as defined under Section 409A), and, for purposes of any such provision of the Plan or the Award Agreement, (i) references to a “termination,” “termination of employment,” “employment termination date,” or like terms shall mean “separation from service” (as defined in Section 409A), (ii) references to a “change in control” shall be limited by the definition of “change in control event” set forth in Treasury Regulation Section 1.409A-3(i)(5), and (iii) references to “disability” shall be limited by the definition of disability set forth in Treasury Regulation Section 1.409A-3(i)(4).

(c)    To the extent that an Award is subject to the requirements of Section 409A and is payable as a result of a separation from service (as defined under Section 409A) during the six-month period immediately following such separation from service, then, notwithstanding any other provision in the Plan or the Award Agreement to the contrary, the Award will not be paid to the Participant during the six-month period immediately following the Participant’s separation from service if the Participant is then deemed to be a “specified employee” (as that term is defined under Section 409A and determined pursuant to any procedures and elections made by the Corporation). Such Award shall instead be paid during the seventh month following such separation from service. This paragraph will cease to be applicable in the event of and following the Participant’s death.

(d)    For purposes of Section 409A, any installment payment provided under an Award shall be treated as a separate payment.

(e)    Notwithstanding the foregoing, the Corporation makes no representation about the effect of Section 409A on the provisions of any Award and the Corporation shall have no liability to any Participant in the event that the Participant becomes subject to taxation (including taxes, penalties, and interest) under Section 409A (other than any reporting and/or withholding obligations that the Corporation may have under applicable tax law) or in the event the Participant incurs other expenses on account of non-compliance or alleged non-compliance with Section 409A.

To record the adoption of the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan, the Corporation has caused the execution hereof as of this 20th day of March, 2013.

SOTHEBY’S
a Delaware corporation

By:	/s/ William F. Ruprecht William F. Ruprecht

Its:	Chairman, President & Chief Executive Officer

SOTHEBY’S

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on May 7, 2013.
Vote by Internet
• Go to www.investorvote.com/BID
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - John M. Angelo	☐	☐	☐	05 - Allen Questrom	☐	☐	☐	09 - Robert S. Taubman	☐	☐	☐
02 - Steven B. Dodge	☐	☐	☐	06 - William F. Ruprecht	☐	☐	☐	10 - Diana L. Taylor	☐	☐	☐
03 - The Duke of Devonshire	☐	☐	☐	07 - Marsha E. Simms	☐	☐	☐	11 - Dennis M. Weibling	☐	☐	☐
04 - Daniel Meyer	☐	☐	☐	08 - Michael I. Sovern	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Delotte & Touch LLP as independent auditors for 2013.	☐	☐	☐	3. Approval of the Second Amended and Restated Sotheby’s Restricted Stock Unit Plan.	☐	☐	☐
4. Approve, by advisory vote (non-binding), 2012 compensation paid to the company’s named executive officers.	☐	☐	☐

If no direction is given, the shares represented by this Proxy will be voted FOR Proposals 1, 2, 3 and 4. Such shares will be voted in the Proxies’ discretion on any other business that may properly come before the meeting.

B	Non-Voting Item

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the stockholder meeting to be held on Wednesday, May 8, 2013.

The Proxy Statement and other proxy materials are available at:

http://investor.shareholder.com/bid/proxy.cfm

Dear Stockholders of Sotheby’s:

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a stockholder, please remember that your vote is important to us. We look forward to hearing from you.

For Certain Sotheby’s Employees Who Are Retirement Savings Plan Participants: The attached proxy card covers all shares for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Company’s Retirement Savings Plan (the “Plan”). The attached proxy card, when properly executed, will be voted as directed as long as the proxy card is received by Computershare no later than May 3, 2013. If no direction is given to the Trustee by such date, the Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sotheby’s

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 8, 2013

The undersigned hereby appoints each of WILLIAM F. RUPRECHT and WILLIAM S. SHERIDAN attorneys, with full power of substitution, to represent the undersigned at the annual meeting of stockholders of Sotheby’s, on Wednesday, May 8, 2013, at the office of Sotheby’s 1334 York Avenue, New York, New York, at 11:00 a.m., local time, and at any adjournment or postponement thereof, and to vote at such meeting the shares of common stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment or postponement thereof.

If at least one of the above-named Proxies shall be present in person or by substitution at such meeting or at any adjournment or postponement thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(Continued and to be SIGNED and dated on the reverse side.)